UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
Information Required in Proxy Statement

Schedule 14A Information
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )
Filed by the Registrant      x
Filed by a Party other than the Registrant      o
Check the appropriate box:

o	Preliminary Proxy Statement
o	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
þ	Definitive Proxy Statement
o	Definitive Additional Materials
o	Soliciting Material Pursuant to §240.14a-12
HAEMONETICS CORPORATION
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

þ	No fee required.

o	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

o	Fee paid previously with preliminary materials.

o
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

HAEMONETICS CORPORATION
Notice of Annual Meeting of Shareholders
July 21, 2016
To the Shareholders:
Our Annual Meeting of Shareholders will be held on Thursday, July 21, 2016 at 10:00 AM at 400 Wood Road, Braintree, MA 02184 for the following purposes:

1.	To elect three (3) directors as more fully described in the accompanying Proxy Statement.

2.	To consider and act upon an advisory vote regarding the compensation of our named executive officers.

3.	To approve an Amendment to Haemonetics Corporation's 2007 Employee Stock Purchase Plan.

4.	To approve the adoption of the Worldwide Executive Bonus Plan.

5.
To ratify Ernst & Young LLP as our independent registered public accounting firm to audit the consolidated financial statements of the Company and its subsidiaries for the fiscal year ending April 1, 2017.

6.	To consider and act upon any other business which may properly come before the Meeting.
The Board of Directors has fixed the close of business on June 3, 2016 as the record date for the Meeting. All shareholders of record on that date are entitled to notice of and to vote at the Meeting.
Whether or not you plan to attend the Meeting, please complete and return the enclosed proxy in the envelope provided or vote by telephone or the Internet pursuant to instructions provided with the proxy.
By Order of the Board of Directors

Sandra Jesse
Secretary
Braintree, Massachusetts
June 10, 2016

HAEMONETICS CORPORATION
PROXY STATEMENT

GENERAL INFORMATION

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Haemonetics Corporation (the “Company”) for use at the Annual Meeting of Shareholders (the “Meeting”) to be held on Thursday, July 21, 2016 at the time and place set forth in the Notice of Meeting, and at any adjournment thereof.
MATERIALS
On approximately June 10, 2016, the Company began mailing to shareholders either this Proxy Statement or a Notice of Internet Availability of Proxy Materials containing instructions on how to access proxy materials via the Internet and how to vote online at www.investorvote.com/HAE.
The Company’s 2016 Annual Report, this Proxy Statement, and a form of proxy are available at www.investorvote.com/HAE.
Shareholders who have received a Notice of Internet Availability can request a paper copy of the proxy materials by contacting our transfer agent, Computershare Shareholder Services, P.O. Box 30710, College Station, Texas 77842-3170 by telephone at 1-866-641-4276 or by email at investorvote@computershare.com. There is no charge to you for requesting a copy.
The Company’s principal executive offices are located at 400 Wood Road, Braintree, Massachusetts, USA 02184-9114, telephone number (781) 848-7100.
VOTING
If a proxy is properly delivered, it will be voted in the manner directed by the shareholder. This year, shareholders have the ability to choose from four means of voting: (1) mailing of a proxy card, (2) via telephone, by calling the toll-free number on the enclosed proxy card, (3) via Internet, by following the instructions on the enclosed proxy card, or (4) in person at the Meeting. If no instructions are specified with respect to any particular matter to be acted upon, the proxy will be voted in favor of the election of directors as set forth in this Proxy Statement and FOR Items  2 , 3, 4 and 5 listed in the Notice of the Meeting. For both Internet and telephone voting you will have the ability to confirm that your vote has been properly recorded.
Any person delivering a proxy has the power to revoke it by voting in person at the Meeting or by giving written notice of revocation to the Secretary of the Company at any time before the proxy is exercised. Alternatively, any person wishing to revoke a vote submitted by telephone or Internet may (a) simply re-vote in the same manner, and the last received vote cast will be recorded in the final tally or (b) vote in person at the Meeting.
Directions to the Meeting may be obtained by contacting Investor Relations. If calling from within the United States, please call (800) 225-5242 extension 569457. International callers, please use (781) 356-9457.
To contact us in writing:
Haemonetics Corporation
Attn: Investor Relations
400 Wood Road
Braintree, MA 02184

QUORUM
A majority of the votes entitled to be cast on the matter must be present in person or be represented by proxy at the Meeting in order to constitute a quorum for the election of any director or for the consideration of any question.
The election of the nominees for director, which is Item 1 in this Proxy Statement, will be decided by plurality vote. To approve all other Items listed in the Notice of Meeting, it is necessary that the votes cast favoring the action exceed the votes cast opposing the action.
Abstentions and “non-votes” are counted as present in determining whether the quorum requirement is satisfied. A “non-vote” occurs when a nominee holding shares for a beneficial owner is present or represented at the Meeting

Haemonetics 2016 Proxy Statement

but does not vote on a particular matter. Abstentions and broker non-votes will not be taken into account in determining the outcome of any Item.
BROKER VOTING AUTHORITY
If you are a beneficial owner whose shares are held of record by a broker, your broker has discretionary voting authority under New York Stock Exchange rules to vote your shares only on Item 5, the ratification of the appointment of Ernst & Young LLP as the Company's independent auditors. However, New York Stock Exchange rules do not permit brokers to vote on the election of directors or any matter which relates to executive compensation without instructions from you, in which case a broker non-vote will occur and your shares will not be voted on these matters. Accordingly, it is particularly important that beneficial owners instruct their brokers how they wish to vote their shares.
DIRECTOR ELECTION AUTHORITY
Under a policy adopted by the Board of Directors, in an uncontested election, any nominee for director who does not receive the favorable vote of at least a majority of the votes cast with respect to such director is required to tender his or her resignation to the Board of Directors. For purposes of the policy, a majority of votes cast means that the number of shares voted “for” a director’s election exceeds 50% of the number of votes cast with respect to that director’s election. Votes cast include votes to withhold authority and exclude abstentions with respect to that director’s election.
The Governance and Compliance Committee will make a recommendation to the Board as to whether to accept or reject the resignation, or whether other action should be taken. The Board will act on the Committee’s recommendation and publicly disclose its decision, and the rationale behind it, within 90 days from the date of the certification of the election results. The director who tenders his or her resignation will not participate in the Committee’s recommendation or in the Board’s decision.
If a majority of the members of the Governance and Compliance Committee fail to receive a “majority vote” in the same election, then the independent directors on the full Board of Directors shall appoint a committee from among themselves to consider the resignations and recommend to the Board whether to accept them.
If a director’s resignation is not accepted by the Board of Directors, the director shall continue to serve for the balance of the term for which he or she was elected and until his or her successor is duly elected, or his or her earlier resignation or removal.
If a director’s resignation is accepted by the Board of Directors, then the Board of Directors may, in accordance with the By-laws, fill any resulting vacancy or decrease the size of the Board of Directors.
SOLICITATION OF PROXIES
The Company has engaged MacKenzie Partners, Inc., to assist in the solicitation of proxies and provide related advice and informational support, for a services fee, plus customary disbursements, which are not expected to exceed $50,000 in total. The Company will bear these costs.
In addition, regular employees, none of whom will receive any extra compensation for their activities, or directors of the Company may also solicit proxies by telephone, e-mail or in person and arrange for brokerage houses and their custodians, nominees and fiduciaries to send proxies and proxy materials to their principals at the expense of the Company.
RECORD DATE AND VOTING
Only shareholders of record at the close of business on June 3, 2016 are entitled to attend and vote at the Meeting. On that date, the Company had outstanding and entitled to vote 51,042,696 shares of common stock with a par value of $.01 per share. Each outstanding share entitles the record holder to one vote on each of the director nominees and one vote on each other matter.

Haemonetics 2016 Proxy Statement

CORPORATE GOVERNANCE

STRUCTURE OF THE BOARD OF DIRECTORS
The Board of Directors oversees, directs and counsels executive management in conducting the business in the long-term interests of the Company and the shareholders. The Board’s responsibilities include:

•	Reviewing and approving the Company’s financial and strategic objectives, operating plans and significant actions, including acquisitions;

•	Overseeing the conduct of the business and compliance with applicable laws and ethical standards;

•	Overseeing the processes which maintain the integrity of our financial statements and public disclosures;

•	Selecting, evaluating and determining the compensation of senior management, including the Chief Executive Officer; and

•	Developing succession plans for position of Chief Executive Officer and the Board, and supervising senior management succession.
The Board of Directors currently has seven members, all of whom are independent. The independent directors are organized into three standing committees: the Audit Committee, the Compensation Committee, and the Governance and Compliance Committee. This past year, leadership was provided by the Chairman of the Board, Richard J. Meelia.
We believe that having separate individuals serving in the roles of Chairman and Chief Executive Officer is appropriate for the Company at this time in recognition of the different responsibilities of each position and to foster independent leadership of our Board. This structure allows the Chief Executive Officer to focus on the day-to-day leadership of the Company and its operations and the Chairman to focus on leadership of the Board, while both individuals provide direction and guidance on strategic initiatives.

EXECUTIVE SESSIONS
Executive sessions of the non-management directors are generally held at the beginning and end of each board meeting. During fiscal 2016, the Chairman of the Board of Directors, Richard J. Meelia, presided over all such executive sessions.

COMMITTEES OF THE BOARD
Compensation
The Board of Directors has a Compensation Committee composed entirely of independent directors. Currently, the members of the Compensation Committee are Pedro Granadillo, Chairman, Susan Bartlett Foote, and Mark Kroll, PhD. During the last fiscal year, there were a total of nine meetings of the Compensation Committee which included four regular meetings and five telephonic meetings.
The Compensation Committee has three broad areas of responsibility:

•	determining the Company’s compensation philosophy and policy for the chief executive officer and other senior management, and directors, which includes:

◦	evaluation and approval of the compensation plans, policies and programs of the Company related to the chief executive officer and his direct reports

◦	annually reviewing and approving the relevant peer groups to be used for compensation comparison purposes and regularly reviews the competitive standing of all components of executive compensation;

◦
review and approval of senior management employment agreements, severance arrangements, and change in control agreements/provisions, in each case as, when and if appropriate, along with any executive benefits beyond those provided to other employees;

Haemonetics 2016 Proxy Statement

◦
obtaining and reviewing market data for all components of director compensation, and provides such market data and its recommendations as input to the Governance and Compliance Committee’s decision on director compensation;

•	Determining the compensation of the chief executive officer and his direct reports, which includes:

◦	ensuring that the Board annually reviews and approves corporate goals and objectives relevant to the chief executive officer’s compensation;

◦
approving the grant of equity awards to officers, employees and directors under the Company’s incentive compensation plans and agreements—the Committee determines eligibility, the number and type of awards available for grant, and the terms and conditions of such grants;

•	Communicating with shareholders on compensation matters, including:

◦	the review and approval of the Compensation Discussion and Analysis included in this proxy statement;

◦	Meeting with shareholders to obtain feedback on compensation and provide explanations of the Company's philosophy.
Audit
The Board of Directors has an Audit Committee composed entirely of independent directors. Currently, the members of the Audit Committee are Charles Dockendorff, Chairman, Ronald Gelbman, Ronald Merriman and Richard Meelia. Mr. Gelbman did not serve on the Audit Committee during his appointment as Interim CEO. Ellen Zane also served on the Audit Committee prior to her resignation from the Board in April 2016.
The Board has determined that service by Ronald Merriman on the audit committees of three other public companies while he is serving on our Audit Committee does not impair Mr. Merriman’s ability to effectively serve on our Audit Committee.
During the last fiscal year, there were a total of ten meetings of the Audit Committee, which included 4 regular meetings and six telephonic meetings.
The Audit Committee:

•	provides general oversight of the Company’s financial reporting and disclosure practices, system of internal controls, and processes for monitoring compliance by the Company with Company policies;

•	is directly responsible for the selection, termination, and compensation of the independent registered public accounting firm;

•	reviews the scope of the audit for the year and the results of the audit when completed;

•	reviews with the Company’s independent registered public accounting firm and internal finance function various matters relating to internal accounting controls; and

•	reviews with the Company’s corporate control and analysis function, which has responsibility for internal audit, various matters relating to risk assessment and remediation.
Governance and Compliance
The Board of Directors has a Governance and Compliance Committee composed entirely of independent directors. Currently, the members of the Governance and Compliance Committee are Ronald Gelbman, Chairman, Susan Bartlett Foote, Pedro Granadillo and Richard Meelia. Mr. Gelbman did not serve on the Committee during his appointment as Interim Chief Executive Officer. Ellen Zane served as Chair from October 2015 until her resignation from the Board in April 2016. Richard Meelia served as Chair from April 2016 until Mr. Gelbman's appointment as Interim Chief Executive Officer ended in May 2016. During the last fiscal year, there were a total of five meetings, which included four regular meetings and one telephonic meeting of the Governance and Compliance Committee.

Haemonetics 2016 Proxy Statement

The Governance and Compliance Committee:

•	recommends nominees for election as directors to the full Board of Directors;

•	provides oversight of the Company's compliance programs, including those for non-financial regulatory matters, medical device promotion, anti-bribery, data security, environmental and safety;

•	considers recommendations for nominees for directorships submitted by shareholders, directors and members of management;

•	recommends to the Board a set of corporate governance principles applicable to the Company;

•	reviews on a regular basis the Company’s corporate governance practices and recommends appropriate changes as applicable and in line with emerging best practices; and

•	in collaboration with the Compensation Committee, recommends changes to board compensation based on outside market data, shareholder input and independent consultant recommendations.

THE BOARD'S ROLE IN RISK MANAGEMENT
The Board is responsible for oversight of the Company’s risk management, while the Company's management is responsible for risk management on a day-to-day basis. The Board focuses on the quality and scope of the Company’s risk management strategies, considers the most significant areas of risk inherent in the Company’s business strategies and operations, and ensures that appropriate risk mitigation programs are implemented by management.
In addition to the full Board’s oversight of the Company’s risk management, Board committees consider discrete categories of risk relating to their respective areas of responsibility. All committees report to the full Board as appropriate, including when a matter rises to the level of a material or enterprise level risk.
The Board also requires executive management to be responsible for day-to-day risk management. The President and Chief Executive Officer has overall responsibility for the Company's risk management approach. This responsibility also includes identifying, evaluating, and addressing potential risks that may exist at the enterprise, strategic, financial, operational, compliance and reporting levels. The Company's internal audit function, which reports directly to the Audit Committee of the Board, serves as the primary monitoring and testing function for compliance with company-wide policies and procedures.
The Company believes that the division of risk management responsibilities described above constitutes an effective program for addressing the risks inherent in the operation of the Company and the achievement of its business objectives.
MEETINGS OF THE BOARD OF DIRECTORS
The Board of Directors typically meets four times per year in regular meetings to address the following areas in addition to routine or special business: a spring meeting, which focuses on the Company's Annual Operating Plan; a summer meeting, which focuses on the Company's governance, a fall meeting, which focuses on the Company's Strategic Plan; and a winter meeting, which focuses on the Company's succession planning. During the last fiscal year, there were a total of eight meetings of the full Board of Directors of the Company, four regular meetings and four telephonic meetings. All of the directors attended at least 75% of the aggregate of (i) the total number of meetings of the full Board of Directors held while he or she was a director, and (ii) the total number of meetings held by Committees of the Board of Directors on which they served. All directors are strongly encouraged to attend the Annual Meeting of Shareholders. All eight board members attended the Company's 2015 annual meeting of shareholders.
BOARD COMPOSITION AND THE DIRECTOR NOMINATION PROCESS
The Governance and Compliance Committee is responsible for reviewing and assessing the appropriate skills, experience, and background required for the Company’s Board of Directors. Because our business operates in regulated healthcare markets around the globe and encompasses research, manufacturing, and marketing

Haemonetics 2016 Proxy Statement

functions which are subject to technological and market changes, the skills, experience, and background which are needed are diverse.
While the priority and emphasis of each factor changes from time to time to take into account the current needs of the Company, the aim is to have a diverse portfolio of talents and backgrounds including diversity with respect to age, gender and ethnicity. The key factors in any assessment include independence, experience in key business disciplines, and industry background. The Committee and the Board review and assess the importance of these factors as part of the Board’s annual self-assessment process to ensure they continue to advance the Company’s goal of creating and sustaining a Board of Directors which can support and effectively oversee the Company’s business.
Although the Board has not adopted any absolute prerequisites for nomination of directors, the Governance and Compliance Committee considers the following minimum criteria when identifying director nominees:

•
the nominee’s skills and business, personal and professional accomplishments, government or other professional experience and acumen, bearing in mind the composition of the Board, the current state of the Company and the markets in which the Company is active at the time;

•	the nominee’s reputation, integrity, independence of thought and judgment, financial sophistication and leadership;

•	independence from management, as defined by the New York Stock Exchange and Securities and Exchange Commission;

•	the number of other public companies for which the nominee serves as a director;

•
the extent to which the nominee is prepared to participate fully in Board activities, including at least one Board committee, and attendance at, and active participation in, meetings of the Board and the committee(s) of which he or she is a member, and the absence of other commitments that would, in the judgment of the Committee, interfere with or limit his or her ability to do so;

•	the extent to which the nominee helps the Board reflect the diversity and interests of the Company’s shareholders, employees, customers and communities;

•	the willingness of the nominee to meet the Company’s stock ownership requirements for directors;

•	the nominee’s knowledge of one or more segments of the Company’s business; and

•	the nominee’s commitment to increasing shareholder value in the Company.
In the case of current directors being considered for re-nomination, the Governance and Compliance Committee will also take into consideration the director’s history of attendance at Board and committee meetings, tenure as a member of the Board, and preparation for and participation in such meetings.
The Company’s nomination process for new Board members is as follows:

•	The Governance and Compliance Committee or other Board member identifies a need to add a new Board member who meets specific criteria or to fill a vacancy on the Board.

•	The Governance and Compliance Committee initiates a search seeking input from Board members and senior management and hiring a search firm, if necessary.

•	The Governance and Compliance Committee considers recommendations for nominees for directorships submitted by shareholders.

•
An initial list of candidates that will satisfy specific criteria and otherwise qualify for membership on the Board is identified and presented to the Governance and Compliance Committee which evaluates the candidates.

Haemonetics 2016 Proxy Statement

•
The Chairman of the Board, the Chairman of the Governance and Compliance Committee, the Chief Executive Officer, and at least one other member of the Governance and Compliance Committee interview top candidates.

•	All other Board members are kept informed of progress.

•	The Governance and Compliance Committee may offer other Board members the opportunity to interview the candidates and then meets to consider and approve the final candidates.

•	The Governance and Compliance Committee seeks the entire Board's endorsement of the final candidates.

•	The final candidates are nominated by the Board for shareholder election or appointed to fill a vacancy.
The Governance and Compliance Committee reviews and evaluates all director nominations in the same manner and in accordance with the Company's By-laws. Shareholders who wish to submit candidates for consideration as nominees may submit an appropriate letter and resume to the Secretary of the Company at the Company’s executive offices in Braintree, Massachusetts.

COMMUNICATIONS WITH THE BOARD OF DIRECTORS
Interested parties and shareholders may communicate with the Board of Directors, or the non-management directors as a group, or any individual director by sending communications to the attention of the Secretary of the Company, Sandra Jesse, who will forward such communications to the Chairman. Communications may also be sent via the Investor Relations page on the Company’s website: www.Haemonetics.com

CODE OF CONDUCT, CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS
The Company's Code of Business Conduct requires that all of our directors, officers and employees avoid conflicts of interest, comply with all laws and other legal requirements, conduct business in an honest and ethical manner and otherwise act with integrity and in the best interest of the Company. The Company’s Code of Business Conduct, Governance Principles and the Charters of the Audit, the Compensation, and the Governance and Compliance committees may be viewed on the Investor Relations page on the Company’s website at www.Haemonetics.com and printed copies can be obtained by contacting the Secretary at the Company’s headquarters.

BOARD INDEPENDENCE
The Board has determined that each of the directors who has served during fiscal 2016, with the exception of Mr. Gelbman during his service as the Company's Interim Chief Executive Officer, has no material relationship with the Company and is independent within the meaning of the Securities and Exchange Commission and the New York Stock Exchange director independence standards in effect. In making this determination, the Board considered information provided by each director and by the Company with regard to each director’s business and personal activities as they may relate to the Company and its management.

Haemonetics 2016 Proxy Statement

ITEM 1—	ELECTION OF DIRECTORS

Pursuant to the Articles of Organization of the Company, the Board of Directors is divided into three classes, with each class being as nearly equal in number as possible. One class of directors is elected each year for a term of three years and until their successors shall be duly elected and qualified or until their death, resignation or removal. The terms of Susan Bartlett Foote, Pedro P. Granadillo and Mark W. Kroll, PhD are expiring at this annual meeting.

The persons named in the accompanying proxy will vote, unless authority is withheld, for the election of the nominees named below. If any such nominees should become unavailable for election, which is not anticipated, the persons named in the accompanying proxy will vote for such substitutes as the Board of Directors may recommend. Should the Board of Directors not recommend a substitute for any nominee, the proxy will be voted for the election of the remaining nominees. The nominees are not related to each other or to any executive officer of the Company or its subsidiaries.
The Board of Directors believes election of Susan Bartlett Foote, Pedro P. Granadillo and Mark W. Kroll, PhD as Directors of the Company for the ensuing 3 years, is in the best interests of the Company and its shareholders and recommends a vote FOR such nominees.
NOMINEES FOR TERMS ENDING IN 2019

Susan Bartlett Foote
Director since 2004
Independent

Professor Emeritus, Division of Health Policy and Management, School of Public Health, University of Minnesota; Member Board of Directors, Banner Health System.

Professor Foote is a widely known and respected expert on health policy and brings to the Board extensive policy expertise in both healthcare and corporate responsibility, as well as experience with our hospital customers from her background in public service, academia and hospital board of director service.

Professor Foote, 69, joined the Board of Directors in 2004 and is a member of both the Compensation Committee and Governance and Compliance Committee. Professor Foote is currently a member of the Board of Directors of Banner Health System, a nationally recognized nonprofit healthcare system, and Professor Emeritus, Division of Health Policy and Management, School of Public Health, at the University of Minnesota. She is a member of the California State Bar Association.

From 1999 until 2009, Professor Foote held various leadership positions at the University of Minnesota, serving as Professor, Associate Professor and Division Head of the Division of Health Policy and Management, School of Public Health. In 1996, she founded and led Public Policy Partners, Inc., a health policy consulting firm and was a Partner at the law firm of Dorsey & Whitney LLP. Professor Foote also served as Senior Health Policy Analyst in the United States Senate from 1991 to 1994 and was Professor of Business & Public Policy at the University of California at Berkeley from 1982 until 1993.

Other Public Company Board Service: None

Haemonetics 2016 Proxy Statement

Pedro P. Granadillo
Director since 2004
Independent

Co-Founder of Umbria Pharmaceuticals; Retired Senior Vice President Global Manufacturing and Human Resources, Eli Lilly and Company.

Mr. Granadillo is a highly-respected pharmaceutical industry leader with extensive experience in corporate management. Having served as a global executive of one of the world’s largest pharmaceutical companies, Mr. Granadillo brings to the Board, many years of leadership experience in manufacturing operations, quality and human resources.

Mr. Granadillo, 69, joined the Board of Directors in 2004 and serves as Chairman of the Compensation Committee and is a member of the Governance and Compliance Committee. Until its acquisition by Shire plc in February, 2015, Mr. Granadillo was a member of the Board and served as Chairman of the Compensation Committee at NPS Pharmaceuticals, Inc., a public biotechnology company. Mr. Granadillo co-founded and is a director of Umbria Pharmaceuticals, a private pharmaceutical company.

Mr. Granadillo resigned as director of Nile Therapeutics, a public pharmaceutical company in December, 2013 and from Dendreon Corporation, a public biotechnology company in March 2014. He held various senior level positions during his tenure at Eli Lilly and Company including serving on the Executive Committee and as its Senior Vice President with world-wide responsibility for manufacturing, quality and human resources. Mr. Granadillo retired from Eli Lilly and Company in 2004 after 34 years of dedicated service including 13 years in Europe.

Other Public Company Board Service: None

Mark W. Kroll, PhD
Director since 2006
Independent

Member, Board of Directors of TASER International; Adjunct Full Professor of Biomedical Engineering, University of Minnesota

Dr. Kroll, a well-known pioneer in the field of electrical medical devices and distinguished technology expert throughout the global medical device industry, provides the Board with extensive expertise in the areas of medical innovation and technology. In 2010, Dr. Kroll was awarded the Career Achievement Award in Biomedical Engineering, among the highest international awards in biomedical engineering.

Dr. Kroll, 63, joined the Board of Directors in 2006 and serves on the Compensation Committee. He is currently a member of the Board of Directors of TASER International, Inc., a public safety technologies company, and is an Adjunct Full Professor of Biomedical Engineering at the University of Minnesota.

Dr. Kroll most recently served as Chairman of the Board of Directors at New Cardio, Inc., a public cardiac diagnostic and services company from 2008 until 2011. Dr. Kroll served as the Senior Vice President and Chief Technology Officer for the Cardiac Rhythm Management division of St. Jude Medical Inc. He also served as Vice President of the Tachycardia Business division and in various senior executive roles within St. Jude from 1995 through his retirement in 2005. Dr. Kroll also served as an Adjunct Full Professor of Biomedical Engineering at California Polytechnic University. He has more than 25 years’ experience with cardiovascular devices and instrumentation and is the named inventor of more than 350 U.S. patents as well as numerous international patents.

Other Public Company Board Service: TASER International, Inc.

Haemonetics 2016 Proxy Statement

CONTINUING BOARD MEMBERS

Ronald Gelbman
Director since 2000
Independent

Interim Chief Executive Officer Haemonetics Corporation; Retired Worldwide Chairman of the Health Systems and Diagnostics Group at Johnson & Johnson.

Having served as a member of the Executive Committee, World Chairman, Pharmaceuticals and Diagnostics, and Worldwide Chairman for Health Systems and Diagnostics for one of the world's largest global healthcare companies, Mr. Gelbman brings to the Board many years of international executive leadership and management experience in the global healthcare markets, strategic planning skills and marketing expertise.

Ronald G. Gelbman served as Interim Chief Executive Officer of Haemonetics from September 2015 to May 2016. He has been a member of the Haemonetics Board of Directors since 2000 and, except during his appointment as Interim CEO, serves as Chair of the Governance & Compliance Committee and a member of the Audit Committee.

Mr. Gelbman, 68, is a former member of the Executive Committee of Johnson & Johnson, and served as Worldwide Chairman of the Pharmaceuticals and Diagnostics Group. His responsibilities included the pharmaceutical companies (Ortho-McNeil Pharmaceutical, Janssen Pharmaceutica, Ortho Biotech and Janssen-Cilag), as well as the Janssen Research Foundation and Pharmaceutical Research Institute. In addition, he was responsible for Johnson & Johnson Health Care Systems, LifeScan, Ortho-Clinical Diagnostics and Therakos. A member of the Executive Committee since 1994, he retired from Johnson & Johnson in April, 2000. Mr. Gelbman began his career with Johnson & Johnson in 1972, serving in various senior level positions throughout the company.

In addition to serving as a Director of Haemonetics Corporation, Mr. Gelbman is also an Advisor to Cambryn Biologics and serves on the SunTrust Southwest Florida Board of Advisors. Among his community activities, Mr. Gelbman is a member of the Board of Trustees, Chair of Finance Committee, Treasurer, and former Chair of The Out-of-Door College Preparatory School. He was a member of the Board of Trustees and Executive Committee at Rollins College; a member of the Board of Directors of the Sarasota Hospital Foundation; Chair of the Sarasota YMCA and served on the Crummer School Board of Overseers, the Board of Trustees at the Ringling School of Art and Design, and the Board of Directors of the Healthcare Leadership Council in Washington, D.C.

Other Public Company Board Service: None

Charles J. Dockendorff
Director since 2014
Independent

Member Board of Directors of Keysight Technologies, Inc. and Boston Scientific Corporation.; Retired Executive Vice President and Chief Financial Officer (CFO) at Covidien plc.

Mr. Dockendorff is a highly-respected healthcare industry leader with extensive experience in finance and corporate management. As a retired global executive of one of the world’s largest healthcare products companies, Mr. Dockendorff brings to the Board many years of leadership experience in financial management and planning.

Mr. Dockendorff, 61, joined the Board of Directors in 2014 and is Chairman of the Audit Committee. He currently serves as a member of the Keysight Technologies Inc. Board of Directors where he is Chairman of the Audit and Finance Committee and a member of the Nominating and Corporate Governance Committee. Keysight Technologies is a New York Stock Exchange listed company focused on electronic measurement. In April 2015, Mr. Dockendorff joined the Board of Directors of Boston Scientific Corporation where he serves as as a member its Audit and Finance Committees. In May 2016, Mr. Dockendorff assumed the role of Chairman of Boston Scientific's Audit Committee.

Haemonetics 2016 Proxy Statement

In 2015, Mr. Dockendorff retired from Covidien plc, a leading $10 billion global healthcare products company, where he served as Executive Vice President and Chief Financial Officer since 2006. The business, formerly known as Tyco Healthcare, separated from parent company Tyco International on June 29, 2007. From 1995 until 2006, Mr. Dockendorff served as Vice President and Chief Financial Officer of Tyco Healthcare. Mr. Dockendorff joined the Kendall Healthcare Products Company, the foundation of the Tyco Healthcare business, in 1989 as Controller and was named Vice President and Controller five years later. He was appointed Chief Financial Officer of Tyco Healthcare in 1995, and helped the Company grow from $600 million in 1995 to $10 billion as Covidien in 2007.

Prior to joining Kendall/Tyco Healthcare, Mr. Dockendorff was the Chief Financial Officer, Vice President of Finance and Treasurer of Epsco, Inc. and Infrared Industries, Inc. In addition, Mr. Dockendorff worked as an accountant for Arthur Young & Company (now Ernst & Young) and the General Motors Corporation.

Other Public Company Board Service: Keysight Technologies, Inc.; Boston Scientific Corporation.

Richard J. Meelia
Chairman since 2011
Independent

Principal, Meelia Ventures, Inc.; Retired Chairman, President and Chief Executive Officer, Covidien plc.

Having served as President and CEO of one of the world’s largest global healthcare products companies and having a long and decorated career in the healthcare industry, Mr. Meelia provides the Board many years of leadership experience in the global healthcare industry, including expertise in strategic planning, market development and international operations.

Mr. Meelia, 67, joined the Board of Directors and assumed the role of Chairman in 2011. He is a member of the Audit Committee and Governance and Compliance Committee. Mr. Meelia served as Chair of the Governance and Compliance committee between Ms. Zane's resignation in April 2016 until Mr. Gelbman's appointment as Interim Chief Executive Officer ended in May 2016. He is currently a member of the Board of Directors of ConforMIS Inc., a medical technology company focused on custom joint replacements and Mallinckrodt LLC, a global specialty biopharmaceuticals company. Mr. Meelia is currently a principal of Meelia Ventures, LLC, a private equity firm focused on early stage healthcare companies. Mr. Meelia is also currently a member of several charitable Boards including Tufts Medical Center and St. Anselm College. He also currently serves as the Chairman of the Board of Apollo Endosurgery, Inc., a private company focused on the development of devices that advance therapeutic endoscopy.

From July 2007 until his retirement in July 2011, Mr. Meelia served as Chairman, President, and Chief Executive Officer of Covidien plc following its separation from Tyco International in June, 2007. From January 2006 through the separation, Mr. Meelia was the Chief Executive Officer of Tyco Healthcare and from 1995 through the separation, Mr. Meelia was also the President of Tyco Healthcare. Mr. Meelia joined Kendall Healthcare Products Company, the foundation of both the Tyco Healthcare Business and Covidien, as Group President in 1991. He became President of Tyco Healthcare in 1995. Mr. Meelia formerly served on the Haemonetics Board from 2005-2009. He resigned to focus on his CEO responsibilities at Covidien. Early in his career, Mr. Meelia was promoted through a series of sales and marketing positions at the Pharmaseal and McGaw divisions of American Hospital Supply, where he ultimately became Vice President of Sales and Marketing. Following his career at American Hospital Supply, and before joining Kendall Healthcare, Mr. Meelia was President of Infusaid, Inc. a $30 million division of Pfizer that marketed implantable infusion pumps and ports.

Other Public Company Board Service: ConforMIS Inc.

Haemonetics 2016 Proxy Statement

Ronald L. Merriman
Director since 2005
Independent

Retired Vice Chair and Partner of KPMG; Member Board of Directors, Aircastle Limited, Pentair plc., and Realty Income Corporation.

Having served as Vice Chair and Partner of KPMG, a global accounting and consulting firm, Mr. Merriman brings the Board extensive expertise in financial management, enterprise risk management and operational controls and effectiveness as well as extensive public company audit committee experience.

Mr. Merriman, 71, joined the Board of Directors in 2005 and is a member of the Audit Committee. He is currently a member of the Board of Directors, Chair of the Audit Committee and member of the Compensation Committee of Aircastle Limited, a public aircraft leasing company. He also serves as member of the Board of Directors and Chair of the Audit and Finance Committee of Pentair plc., a public global diversified industrial company, and is a member of the Board of Directors and Chairman of the Audit Committee and member of the Nominating and Corporate Governance Committee of Realty Income Corporation, a public real estate investment trust.

More recently, from 2003 to 2011, Mr. Merriman was the Managing Director of Merriman Partners, a management advisory firm he founded. From 1967 to 1997 Mr. Merriman served at KPMG where he was Vice Chair and a member of the Executive Management Committee. He also served as Chief Operating Officer of its Health Care and Life Sciences Business Segment. From 1997 to 1999, he served as Executive Vice President of Ambassador International, Inc., a publicly traded travel services business. He has also held leadership positions at various other firms including Managing Director of O'Melveny & Myers and Executive Vice President of Carlson Wagonlit Travel.

Other Public Company Board Service: Aircastle Limited, Pentair plc and Realty Income Corporation

Haemonetics 2016 Proxy Statement

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS, AND MANAGEMENT

The following table sets forth, as of May 20, 2016 certain information with respect to beneficial ownership of the Company’s common stock by: (i) each person known by the Company to own beneficially more than five percent of the Company’s common stock; (ii) each of the Company’s directors and nominees and each of the executive officers named in the Summary Compensation Table in this Proxy Statement; and (iii) all directors and executive officers as a group.

OWNERSHIP TABLE

		Amount & Nature Beneficial	Percent
Name of Beneficial Owner	Title of Class	Ownership	of Class
Ronald G. Gelbman (1)	Common Stock	97,766	0.2%
Christopher Simon	Common Stock	—	—%
Christopher Lindop (2)	Common Stock	230,546	0.5%
Kent Davies (3)	Common Stock	13,507	—%
David Fusco	Common Stock	—	—%
Byron Selman (4)	Common Stock	32,412	0.1%
Charles J. Dockendorff (5)	Common Stock	14,996	—%
Susan Bartlett Foote (6)	Common Stock	64,911	0.1%
Pedro P. Granadillo (7)	Common Stock	69,873	0.1%
Mark W. Kroll (8)	Common Stock	64,973	0.1%
Richard Meelia (9)	Common Stock	61,751	0.1%
Ronald L. Merriman (10)	Common Stock	50,425	0.1%
BlackRock, Inc. (11)	Common Stock	4,676,637	9.4%
The Vanguard Group (12)	Common Stock	3,836,928	7.6%
T. Rowe Price Associates, Inc. (13)	Common Stock	2,673,780	5.2%
Black Creek Investment Management Inc. (14)	Common Stock	2,586,691	5.1%
All executive officers and directors as a group ( 13 persons)(15)	Common Stock	781,594	1.5%

(1) Includes 52,578 shares which Mr. Gelbman has the right to acquire upon the exercise of options currently exercisable or exercisable within 60 days of May 20, 2016. Mr. Gelbman served as Interim Chief Executive Officer from September 2015 to May 2016.

(2) Includes 206,917 shares which Mr. Lindop has the right to acquire upon the exercise of options currently exercisable or exercisable within 60 days of May 20, 2016. Mr. Lindop retired from the Company on June 3, 2016

Haemonetics 2016 Proxy Statement

(3) Includes 12,358 shares which Mr. Davies has the right to acquire upon the exercise of options currently exercisable or exercisable within 60 days of May 20, 2016.
(4) Includes 27,989 shares which Mr. Selman has the right to acquire upon the exercise of options currently exercisable or exercisable within 60 days of May 20, 2016.
(5) Includes 12,180 shares which Mr. Dockendorff has the right to acquire upon the exercise of options currently exercisable or exercisable within 60 days of May 20, 2016.
(6) Includes 52,578 shares which Ms. Foote has the right to acquire upon the exercise of options currently exercisable or exercisable within 60 days of May 20, 2016.
(7) Includes 52,578 shares which Mr. Granadillo has the right to acquire upon the exercise of options currently exercisable or exercisable within 60 days of May 20, 2016.
(8) Includes 52,578 shares which Dr. Kroll has the right to acquire upon the exercise of options currently exercisable or exercisable within 60 days of May 20, 2016.
(9) Includes 49,208 shares which Mr. Meelia has the right to acquire upon the exercise of options currently exercisable or exercisable within 60 days of May 20, 2016.
(10) Includes 38,320 shares which Mr. Merriman has the right to acquire upon the exercise of options currently exercisable or exercisable within 60 days of May 20, 2016.
(11)  This information has been derived from a Schedule 13G filed with the Securities and Exchange Commission on January 16, 2016 reporting sole ownership of and dispositive power over 4,790,386 shares and sole voting power over 4,676,637 shares. The reporting entity's address is 55 East 52nd Street, New York, NY 10022.

(12)  This information has been derived from Schedule 13G filed with the Securities and Exchange Commission on February 11, 2016 reporting sole voting power over 88,328 shares, shared voting power over 3,300 shares, sole dispositive power over 3,748,200 shares and shared dispositive power over 88,728 shares. The reporting entity's address is 100 Vanguard Boulevard, Malvern, PA 19355.

(13) This information has been derived from Schedule 13G filed with the Securities and Exchange Commission on February 12, 2016 reporting sole voting power over 558,010 shares, shared voting and shared dispositive power over 0 shares and sole dispositive power over 2,673,780 The reporting entity's address is 100 E. Pratt Street, Baltimore, MD 21202.

(14) This information has been derived from a Schedule 13G filed with the Securities and Exchange Commission on February 16, 2016 reporting sole ownership of and voting power over 2,586,691shares. The reporting entity's address is 123 Front Street West, Suite 1200, Toronto, ON M5J 2M2, Canada.

(15) Includes 627,138 which executive officers and directors have the right to acquire upon the exercise of options currently exercisable or exercisable within 60 days of May 20, 2016.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Securities Exchange Act of 1934 (the “Act”) requires the Company’s directors, officers and persons who own more than 10% of the Company’s common stock to file with the Securities and Exchange Commission and the New York Stock Exchange reports concerning their ownership of the Company’s common stock and changes in such ownership. Copies of such reports are required to be furnished to the Company. To the Company’s knowledge, based solely on a review of copies of such reports furnished to the Company during or with respect to the Company’s most recent fiscal year, all Section 16(a) filings required by persons who were, during the most recent fiscal year, officers or directors of the Company or greater than 10% beneficial owners of its common stock were made on a timely basis.

Haemonetics 2016 Proxy Statement

TRANSACTIONS WITH RELATED PERSONS

The Board has adopted a policy and procedures for the disclosure, review, approval or ratification of any transaction in which the Company or one of its subsidiaries is a participant and in which any “related person” (director, executive officer or their immediate family members, or shareholders owning 5% or more of the Company’s outstanding stock) has a direct or indirect material interest. The policy requires that transactions involving a related person be reviewed and approved in advance. The Board of Directors reviews the transaction in light of the best interests of the Company and determines whether or not to approve the transaction. The policy requires that executive officers and directors of the Company report proposed related party transactions to the Company’s Chief Legal Officer, who will bring the proposed transaction to the attention of the Board of Directors. The Company is not aware of any transaction required to be reported under Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission since the beginning of fiscal 2016, nor is the Company aware of any instances during the period in which the foregoing policies and procedures required review, approval or ratification of such transaction but for which such policies and procedures were not followed.

Haemonetics 2016 Proxy Statement

COMPENSATION RISK STATEMENT

As stated in the Company's compensation philosophy, risk is a key consideration of the Compensation Committee in the development and design of compensation programs and policies. In the fourth quarter of fiscal 2016, with the assistance of management, the Compensation Committee reviewed and assessed the potential for risk in the Company's compensation programs to eliminate any adverse effect on the Company. The assessment process was completed on the Company's compensation plans, including the following considerations:

•	Market Perspective: The competitiveness of compensation levels, target mix and provisions with market norms, as well as the quality of peer group selection;

•	Performance Metrics: The type and combination of various financial and non-financial performance metrics used in incentive plans;

•	Pay Mix: The mix of pay elements, including short-term vs. long-term, fixed vs. variable, and cash vs. equity;

•	Leverage: The payout curve of incentive plans, including slope and caps

•	Checks and Balances: Factors that balance compensation risk through oversight, design, and policies
In the process of our compensation risk assessment, multiple factors were identified which mitigate potential unnecessary risk-taking, including:

•	Target compensation levels are set at approximately the median of the competitive market;

•	The fiscal 2016 Peer Group is representative of the Company in key size parameters;

•	Balanced metrics in our incentive plans promote both top line and bottom line growth;

•
Annual non-sales bonus payouts are (i) based upon a plan design and performance targets for revenue and operating income which are pre-approved by the Compensation Committee of the Board of Directors at the beginning of every year, (ii) capped, and (iii) do not guarantee a minimum bonus payout;

•
A recapture policy in our annual bonus plans would recoup any payouts made as a result of material non-compliance with any financial reporting requirement that requires a restatement or if an employee’s actions violate the Haemonetics Code of Business Conduct;

•	A significant portion of compensation for our executives and other senior management is in the form of long-term incentives;

•	Equity awards are granted to executives and senior management annually and vest over three or four years with overlapping vesting periods, which foster a continuous long-term perspective;

•	Share ownership guidelines require meaningful levels of equity ownership for senior management; and

•	Change-in-control agreements are competitive with market norms for severance amounts and are only payable in the case of both a change-in-control and the employee’s termination other than for cause.
The Compensation Committee continues to monitor compensation risk, assess the potential risks of compensation programs and policies during the design and approval process. In addition, the Committee will conduct an annual compensation risk assessment to monitor ongoing compensation plans.

Haemonetics 2016 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

EXECUTIVE SUMMARY
This Compensation Discussion and Analysis provides a detailed description of our executive compensation philosophy and programs, the compensation decisions the Compensation Committee has made under those programs and the factors considered in making those decisions. This Compensation Discussion and Analysis focuses on the compensation of six executives in fiscal 2016. These executives, in addition to Brian Concannon, who resigned from his position of President & Chief Executive Officer in September 2015, who are referred to as our Named Executive Officers (“NEOs”), are:

EXECUTIVE	TITLE
Ronald Gelbman	Interim Chief Executive Officer
Christopher Lindop	CFO & EVP, Business Development
Kent Davies	Chief Operating Officer
David Fusco	EVP Global Human Resources
Byron Selman	President, Global Markets

YEAR IN REVIEW
On September 29, 2015, Mr. Concannon resigned his positions as President, Chief Executive Officer and as a member of the Haemonetics Board. The Board of Directors appointed Mr. Gelbman, an experienced healthcare executive and long-standing Haemonetics Board member, as Interim Chief Executive Officer. To facilitate a seamless transition, Mr. Concannon remained with the Company until October 31, 2015. His eligible outstanding options and Restricted Stock Units vested at the end of October in accordance with the terms of their respective agreements. Mr. Concannon was issued no additional equity during the transitional period.
In October, we began a comprehensive review of our business and our strategy. This transition in leadership, strategic review and new direction influenced our compensation programs but did not alter our commitment to competitive, performance-based compensation.
Revenue grew 3%, in constant currency, and adjusted operating income declined by 27%. While we did not meet our long-term growth and profitability expectations in fiscal 2016, we did see two growth franchises - Plasma and Hemostasis management - continue multi-year trends of consistent double-digit percentage disposables revenue growth, with combined growth of 11%.
Our strategic review identified Plasma, Hemostasis Management and Cell Processing as the growth franchises within our portfolio. We also identified our Donor franchise as having both significant value and ongoing challenges including declining markets and intense competition. We will manage the Donor franchise to maximize operating income.

To achieve these goals, the Company has begun to implement an operating model that will streamline the management structure and align the franchises closely with the global sales organization. Additionally, the Company has begun to implement a rationalization of its cost structure, with an aim to bring about sustainable productivity improvement.

The Board of Directors completed its CEO search with the appointment of Christopher Simon as President and Chief Executive Officer effective May 16, 2016. Mr. Simon, who was with McKinsey & Company for over 20 years, brings considerable experience in the medical device and pharmaceutical industries and, importantly, was deeply involved in the development of the Company's recent strategic review and resulting strategic plan. Under his leadership, the Company is well-positioned to execute the strategic plan.

In June 2016, the Company's Chief Financial Officer, Christopher Lindop, retired. Mr. Lindop has led the Company's finance and business development activities since 2007. The Company has begun a search for his successor.

SHAREHOLDER OUTREACH
At our July 2015 Annual Meeting, we received a 98% shareholder advisor vote in support of our executive compensation, after receiving 69% in fiscal 2014. We believe this considerable improvement was due to our fiscal 2015 outreach efforts that included our Compensation Committee Chair, and the resulting changes to our equity compensation program, including the adoption of performance shares based upon relative Total Shareholder Return (rTSR) for our executives, which were made in response to feedback from shareholders.

Throughout fiscal 2016, our Chief Executive Officer, Chief Operating Officer, Chief Financial Officer and VP, Investor Relations continued to meet directly with shareholders on a regular basis to discuss our business fundamentals, performance and long-term outlook. In addition to these regular meetings, our Board Chair, Compensation Committee Chair and Board Member / Interim CEO met with six large shareholders of over eleven million shares, over 20% of our outstanding shares, collectively.

During these fiscal 2015 and 2016 shareholder meetings, our Board members received feedback on a variety of topics. While our shareholders generally support our compensation philosophy, programs and practices, they offered suggestions on how to further improve links between pay and performance.

Additionally, our Board Chair, Compensation Committee Chair and Board Member/Interim CEO participated in a discussion with representatives of Glass Lewis, a leading proxy advisory firm. Our Board members provided their perspectives on our recent company performance, our shareholder outreach efforts and governance practices. We welcomed the opportunity to answer their questions and provided transparency into our compensation practices.

We remain committed to an active and transparent dialogue with our investors and proxy advisory firms. We believe that we should seek and understand the views of our shareholders on governance related matters, and that our shareholders should fully understand our executive compensation programs, including how they align the interests of our executives with those of our shareholders and reward the achievement of our strategic objectives.

SHARE PRICE PERFORMANCE
The following graph compares the cumulative 5-year total return provided to shareholders on Haemonetics Corporation’s common stock relative to the cumulative total returns of the S&P 500 index and the S&P Health Care Equipment index. An investment of $100 (with reinvestment of all dividends) is assumed to have been made in our common stock and in each of the indexes on April 1, 2011 and its relative performance is tracked through April 2, 2016.

Haemonetics 2016 Proxy Statement

___________________________________

*	$100 invested on April 2, 2011 in stock or index, including reinvestment of dividends. Fiscal year ended April 2.

	4/11	3/12	3/13	3/14	3/15	4/16
Haemonetics Corporation	100.00	104.69	125.18	96.48	132.84	106.04
S&P 500	100.00	105.71	117.77	139.42	154.68	155.57
S&P Health Care Equipment	100.00	106.08	119.18	148.88	184.83	178.92
Note: The stock price performance included in this graph is not necessarily indicative of future stock price performance. This graph shall not be deemed "filed" for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, regardless of any general incorporation language in such filing.

IMPACT OF COMPANY PERFORMANCE ON COMPENSATION
Fiscal 2016 has been a year of uncertainty, transition, and an elevated level of turnover in leadership that has necessitated important decisions to retain key leaders, including NEOs. The Board approved targeted actions to improve executive retention with the introduction of Executive Severance Agreements for current and future direct reports of the Chief Executive Officer and offered a Restricted Stock Unit grant for key employees, including NEOs. As a result of fiscal 2016 business performance, bonus funding was 21.1% of plan.

Haemonetics 2016 Proxy Statement

In the three years prior to fiscal 2016, compensation of our NEOs has reflected our financial and share price performance. Annually, we provide our senior executives, including the NEOs, with three basic compensation elements: base salary, short and long-term incentive pay consisting of equity compensation in the form of stock options, Restricted Stock Units and performance stock units.
LOOKING AHEAD TO FISCAL 2017 COMPENSATION
The Compensation Committee strongly believes that executive compensation should be tied directly to performance and views Company performance in two primary ways: (a) the Company’s operating performance, including results against our long-term growth targets; and (b) total return to shareholders over time, relative to other companies, including the S&P Healthcare Equipment Index and our compensation peer group (see page 24).
In compensating the new CEO, the Board targeted all elements of executive compensation, including the choice of performance metrics, to ensure a vigorous alignment between pay and performance. As disclosed in detail in the Form 8-K filed on May 10, 2016 with the Securities and Exchange Commission, the new CEO's compensation is strongly performance-based. Such elements include performance based Restricted Stock Units and an annual performance-based cash incentive.

COMPENSATION PHILOSOPHY AND OBJECTIVES
Haemonetics’ executive compensation programs are designed to align the interests of our executive officers with those of our shareholders. Our compensation philosophy is to provide market-competitive programs that enable Haemonetics to:

•	Attract, motivate and retain exceptional leaders - dedicated to the long-term success of the organization and to the creation of sustainable shareholder value.

•
Pay for Performance - create direct alignment between the achievement of pre-determined financial, operational and strategic objectives over the short and long-term and the resulting executive compensation.

•	Display a clear correlation between the cost of compensation and the value to the employee and to the Company - evaluate annually, balancing affordability and the value of our compensation elements.
Our executive compensation plans are designed with specific emphasis on accountability for our financial results in the short-term and with shareholder value over the longer-term. We create this alignment of accountability through several interacting mechanisms, combining fixed pay with at-risk, performance-based pay elements, and establishing targeted positioning against the market.

When determining compensation levels, we target all elements of compensation at the market median. Through at-risk pay components, our pay program is designed to reward exceptional corporate and individual performance with actual pay above the market median; performance below expectations will result in actual pay levels below the market median.

The following is a summary of key executive compensation features aligned with competitive practice. These strategic components of executive pay include:

Haemonetics 2016 Proxy Statement

COMPONENT	KEY FEATURES	PURPOSE
Pay Positioning	Targeted at the market 50th percentile for performance that meets financial and individual goals	Align pay with the market median
Performance Targets	Ambitious yet achievable goals set for executives and the company	Align goals with our commitment to shareholders
Base Salary	Fixed cash payment based on position, responsibilities, experience and individual performance	Offer a stable source of income that is balanced with at-risk pay
Annual Incentive	Annual cash incentive tied to achievement of designated short-term Company, Business (as applicable) and Individual goals	Motivate and reward executives for achievement of short-term goals
Long-Term Equity Incentives	Awards earned based on time and performance-based requirements	Create alignment with shareholders and promote achievement of Company long-term performance objectives; retains key executives
Compensation Mix	Strategic weighting of fixed and variable compensation vehicles, to ensure focus on short and long-term goals	Balance focus on both short and long-term goals while allowing a baseline of income
Benefits	Competitive health, life insurance, disability and retirement benefits on the same basis as our non-executive employees	To promote health and wellness in the workforce and to provide competitive retirement planning and saving opportunities

DETERMINING EXECUTIVE COMPENSATION
The Compensation Committee assesses multiple factors when establishing and maintaining the Company’s executive compensation programs including: an annual review and analysis of our peer group, competitive industry compensation surveys, affordability, legal and regulatory considerations to inform the total compensation for the Chief Executive Officer (“CEO”) and his direct reports. The CEO is evaluated solely on Company performance including financial, strategic and operational goals. Executives, including NEOs, are evaluated on company performance, individual performance and potential.

Haemonetics 2016 Proxy Statement

ROLES AND RESPONSIBILITIES IN THE EXECUTIVE COMPENSATION PROCESS

ROLE	RELATIONSHIP TO COMPANY	KEY RESPONSIBILITIES
Compensation Committee of the Board of Directors	Independent Non-Employee Directors Appointed by the Board of Directors	l	Fulfill Committee Charter
		l	Evaluate and Approve Compensation Philosophy, Plans, Policies, Incentive Targets
		l	Set Competitive Short and Long-Term Cash Compensation Elements
		l	Determine the Extent to which Short and Long-Term Performance Goals have been Achieved
		l	Set Executive Benefits and Perquisites
		l	Determine CEO Compensation
		l	Review and Approve Recommendations of the CEO with regard to other NEO Compensation
		l	Engage shareholders and Solicit Feedback
		l	Approve Peer Group

Management	Executive Employees of the Company	l	Provide Proposed Financial Targets and Results to the Committee
		l	Achievement of Corporate Objectives
		l	Conduct Executive Performance Reviews
		l	Perform Succession Planning and Determine Ratings
		l	Provide Leadership Competency Assessments
		l	Implement and Communicate Decisions
		l	Apprise Committee on Company Ability to Attract, Motivate, Retain Executives
		l	Provide Compensation Cost Analysis
		l	CEO - Recommend Changes to Direct Reports' (NEO) Compensation to Compensation Committee

Compensation Consultant: Frederic W. Cook & Co., Inc., (F.W. Cook)	Independent Consultant Engaged by Compensation Committee[1]	l	Executive Compensation Consulting Services
		l	Competitive Market Data Benchmarking and Analysis
		l	Regulatory Updates
		l	Market Trends Reporting
		l	Special Reports
		l	Committee Meeting Attendance
		l	Guidance to Compensation Committee
		l	Recommend Peer Group
1 The Compensation Committee has evaluated the independence of the consultant and found they have met the requirements outlined under the Securities and Exchanges Commission rules.

ROLE OF PEER GROUP AND BENCHMARKING
The Committee conducts an annual executive compensation competitive assessment at the July Committee meeting. The market data provided by the Committee's compensation consultant provides important information on the competitiveness of our executive compensation in relation to similar companies in the Healthcare sector (GICS35) and the Electronics Equipment, Instruments & Components industry (GICS 452030).

Haemonetics 2016 Proxy Statement

F.W. Cook, the Committee's independent compensation consultants, filters the broader industry information based on comparable business content and model, peer group company size, statistical reliability and executive talent sources, among other criteria, to define and recommend the peer group. The two sources used to then benchmark executive compensation are:

•	The Peer Group - A group of similarly sized companies from the medical device, biotechnology and healthcare industries. The benchmarking information is extracted from the peer group proxies.

•
Compensation Survey - When a job is not reported in the peer group proxies, the Compensation Committee considers aggregated data from a survey. The group of companies used in the analysis (based on a custom cut commissioned from Radford) consists of 18 companies selected in collaboration with Haemonetics management.

Annually, the Committee reviews the peer group for continued appropriateness in advance of the annual executive compensation competitive assessment. When reviewing the peer group and suggesting potential replacement companies, the Committee considers the similarity of the company’s products and services, while screening for revenues of approximately one-half to two times ours and a market capitalization of approximately one-third to three times ours.

As a result of the assessment for fiscal 2016, the Committee approved the addition of Analogic Corporation to rebalance the peer group closer to the median revenue range.

FISCAL 2016 - PEER GROUP
Allscripts Healthcare Solutions, Inc.	Hologic, Inc.	NuVasive Inc
Analogic Corp.	IDEXX Laboratories, Inc.	PerkinElmer Inc.
Bio-Rad Laboratories, Inc.	Integra LifeSciences Holdings	ResMed, Inc.
Bruker Corp.	Masimo Corp.	Thoratec Corp.
CONMED Corp.	MedAssets, Inc.	Waters Corp
Greatbatch, Inc.	Myriad Genetics, Inc.
This peer group differs from the peer group used in the corporate performance graph contained in our annual report on Form 10-K. The Committee believes that the S&P 500 Index and the S&P Health Care Equipment Index contain many companies which are significantly different from our size and scope. The inclusion of these companies could have the effect of distorting the Committee’s understanding of the market for executive talent. As a result, the Committee has used a more targeted sampling of companies that are closer to our size and scope.
EVALUATING EXECUTIVE PERFORMANCE
Consistent with the annual performance cycle of the organization, executive performance is reviewed by the Compensation Committee in July. The CEO provides a performance rating to the Committee for each executive and a merit increase recommendation, where appropriate. The performance analysis includes an assessment of (i) achievement of individual and Company objectives; (ii) contribution to the Company’s short and long-term performance; and (iii) and how performance was achieved through the evaluation of leadership competencies, Company Values and Operating Principles.

For the CEO, the Board’s Chairman gathers input from all Board members and completes an assessment of the CEO’s performance and makes recommendations for the Committee’s consideration relative to the CEO’s compensation. The CEO is evaluated on all aspects of the Company's performance. In fiscal 2016, Mr. Concannon did not receive an increase to his salary.

Haemonetics 2016 Proxy Statement

ELEMENTS OF TOTAL COMPENSATION
Our executive total compensation program is divided among four major elements: base salary, short-term incentives, long-term incentives and benefits. Total direct compensation is defined as fiscal 2016 base salary, annual incentive payment, and the grant date value of equity awards as disclosed in Summary Executive Compensation Table. A description of each element and their purpose at Haemonetics is described below:

COMPENSATION ELEMENT	PAY MIX	DESCRIPTION	PURPOSE
Base Salary	15% - 35%	Fixed cash compensation based on role, job scope, experience, qualification, and performance	To compensate for individual technical and leadership competencies required for a specific position and to provide economic security
Short-Term Incentive	15% - 20%	Annual cash incentive opportunity payable based on achievement of corporate, business unit, and individual objectives	To incentivize management to meet and exceed annual performance metrics and deliver on commitments to shareholders
Long-Term Incentive	45% - 70%	Annual equity award comprised of Stock Options, Restricted Stock Units and Performance Based Units	To incentivize management to increase shareholder value, reward long-term corporate performance, and promote employee commitment through stock ownership
PAY MIX
The following chart illustrates the allocation of target total direct compensation for the CEO and for other NEOs among base salary, short term and long term incentive compensation, including the annualized value of the time and performance based Restricted Stock Units granted in fiscal 2016. All elements of compensation are considered to be at-risk with the exception of base salary.

TARGET ANNUAL PAY MIX

For our executives, the amount and mix attributed to base salary, short-term incentives and long-term incentives are determined in reference to market norms combined with our desire to align pay with the goals of our compensation strategy. While we evaluate our executive pay mix on an annual basis, we do not adhere to a rigid formula when determining the actual mix of compensation elements. Rather, our current policy is to balance the short and long-term focus of our compensation elements in order to reward short-term performance while emphasizing long-term value creation. These objectives are achieved by placing

Haemonetics 2016 Proxy Statement

considerable weight on long-term, equity based compensation while also offering enough cash and short-term compensation to attract and retain executive talent in an extremely competitive market.
BASE SALARY OVERVIEW
Base salary is provided to compensate for individual technical and leadership competencies required for a specific position and to provide economic security. The individual target base salary varies based on the field in which each executive operates, the scope of each position, the peer-group comparisons for similar executives, the experience and qualifications needed for the role, the executive's performance, and an assessment of internal equity amongst peers. Base salaries can increase through the merit process as discussed under the section titled "Evaluating Executive Performance." Base salaries can also increase due to a promotion or change in role.
When reviewing base salaries, the Compensation Committee relied on our Interim CEO’s evaluation of each NEO’s individual performance.
ANNUAL INCENTIVE PROGRAM
The annual incentive program is a short-term cash incentive program designed to motivate and reward employees for executing on financial and operational performance results for the fiscal year. A primary objective is to motivate executives to meet or exceed our annual goals. NEOs are eligible to participate in the annual incentive program, with the exception of Ronald Gelbman who was fulfilling an interim role during a portion of fiscal 2016.
Funding for the plan is determined by business performance against pre-determined goals for corporate revenue and operating income; actual payouts are determined on individual goal achievement. There are no components that are automatically paid to an employee regardless of the Company's financial performance.
The corporate performance metrics and targets are determined annually at the beginning of the fiscal year. To place a larger weighting on profitability, there is a ratio of 60% operating income to 40% revenue. These weightings are consistently applied for each NEO.
The incentive plan is linked to performance. There is no guaranteed funding within the incentive plan. Our performance scale begins with zero funding up to a maximum of 200% for overachieving performance. The maximum individual payout percent is 150% of target.
For fiscal 2016, corporate financial performance resulted in funding of 52.8% of the revenue component of the program. The operating income component did not reach threshold level of performance and therefore did not fund. The combined impact of the two measures resulted in overall plan funding of 21.1%.

Haemonetics 2016 Proxy Statement

FISCAL 2016 TARGETS[1]	THRESHOLD PERFORMANCE	TARGET PERFORMANCE	MAXIMUM PERFORMANCE	ACTUAL PERFORMANCE	PAYOUT PERCENTAGE
Revenue
Performance Achievement	95%	100%	110%	-	-
Corporate	$906.3	$954.0	$1,049.4	$909.7	52.8%
Operating Income
Performance Achievement	90%	100%	110%	-	-
Corporate[2]	$149.0	$165.5	$182.1	$123.7	—%
Payout Percentage	50%	100%	200%		21.1%
[1] All $ values are in millions
[2] This is a non-GAAP measure which excludes transformation, restructuring and deal closing costs, and asset impairments for both the targets established and the actual results achieved. This is the same presentation as the adjusted net income provided with our May 2, 2016 press release announcing our fiscal earnings.

In summary, the amount payable to a given NEO under the annual incentive plan would be determined as follows:

				Adjustment factor for weighted corporate revenue and operating income		Adjustment of 0% to 150% for NEO's individual performance*
NEO's base salary	X	NEO's target bonus percentage	X		X

*CEO Bonus is based 100% on Company performance
FISCAL 2016 ANNUAL INCENTIVE PROGRAM PAYMENTS
Target annual incentive levels are expressed as a percentage of base salary, and are set by the Committee at the July meeting annually. Consistent with all elements of our compensation program, targets are aligned within a range of the market median.
In deciding whether to make annual incentive payments to the NEOs, the Committee considered the Company’s overall performance results in relationship to the individual performance goals for fiscal 2016. Based on this alignment of performance, total fiscal 2016 annual incentive payments are shown below:

EXECUTIVE	FISCAL 2016 BONUS TARGET (% SALARY)	FISCAL 2016 BONUS TARGET ($)	FISCAL 2016 BONUS ACTUAL (% BONUS TARGET)	FISCAL 2016 BONUS ACTUAL ($)
Ronald Gelbman	—%	$—	—%	$—
Christopher Lindop	65%	$313,326	11.2%	$35,000
Kent Davies[1]	75%	$386,250	10.4%	$40,000
David Fusco	50%	$117,250	85.7%	$100,000
Byron Selman	50%	$220,000	20.8%	$45,000
1Mr. Davies' bonus target is based on his original fiscal 2016 base salary of $515,000.

Haemonetics 2016 Proxy Statement

LONG-TERM EQUITY INCENTIVES
The Company's long-term incentive program provides incentives to grow shareholder value, rewards long-term corporate performance, and promotes employee commitment through stock ownership while also managing compensation expense and dilution. At the executive level, where individual performance is most closely aligned with the financial performance of the business, the objectives of this program are:

•	Drive long-term growth of the business in conjunction with our strategic plan;

•	Ensure that any value delivered to executives is aligned with an increase in shareholder value; and

•	Retain high performing individuals.
The Compensation Committee believes that equity-based awards are essential to attract and retain the talented executives and managers needed for our continued success.

AWARD FORM	PERCENT OF TOTAL LONG-TERM VALUE	PURPOSE	PERFORMANCE MEASURE	EARNING AND VESTING PERIODS
Performance Based Restricted Stock Units	50%	Ties executive compensation with long-term performance	rTSR	Payout based on performance from 0% to 200% following three-year performance period based on rTSR
Non-Qualified Stock Options	25%	Encourages retention and aligns with shareholder interests	-	Four year vesting with ¼ of the award vesting on each of the first, second, third and fourth anniversaries following the grant
Time Based Restricted Stock Units	25%	Encourages retention	-	Four year vesting with ¼ of the award vesting on each of the first, second, third and fourth anniversaries following the grant

2016 ANNUAL GRANTS
Consistent with our past practice, in October 2015 the Committee approved grants of stock options and Restricted Stock Units. To further the alignment of “Pay for Performance,” Performance-based Restricted Stock Units were continued under the Company’s 2005 Long-Term Incentive Compensation Plan. This reflects the invaluable feedback gathered from shareholders and our desire to have greater Pay for Performance alignment for each of our NEOs.

Haemonetics 2016 Proxy Statement

Grant values for our NEOs were determined using a model which includes market competitiveness, specific roles, individual performance and potential and the resulting compensation expense. We target the median of our peer group in determining the value of long-term incentive grants. Grant values are translated into a number of stock options and Restricted Stock Units based on the stock price and Black Scholes value on the date of grant.
These equity grants reflect the Committee’s consideration of individual achievement, the market for executives of similar experience and responsibility, the size of past grants, and expense and dilution considerations. The grant details for each executive are as follows:

EXECUTIVE	GRANT DATE VALUE	PERFORMANCE BASED RESTRICTED STOCK UNITS	STOCK OPTIONS GRANTED	RESTRICTED STOCK UNITS
Ronald Gelbman	$0	—	—	—
Christopher Lindop	$800,000	12,511	27,498	6,255
Kent Davies	$1,250,000	19,549	42,967	9,774
David Fusco	$350,000	5,473	12,030	2,736
Byron Selman	$500,000	7,819	17,186	3,909
Upon hire, Mr. Fusco was granted a long-term equity award valued at $350,000 as an incentive to join the Company. The award was comprised of 70% Stock Options and 30% Restricted Stock Units and will vest over four years in increments of 25% per year. Additionally, he received a pro-rated award of 11,250 Market Stock Units, which was granted based on his role and as per the terms of the plan.
Performance-based Restricted Stock Units cliff vest between 0% and 200% after the three-year performance period, based on the Company's rTSR performance. Stock Options and Restricted Stock Units vest over four years in increments of 25% per year. Stock options must be exercised within seven years of the date of grant, after which they are forfeited. The exercise price of all stock options is the grant date fair market value, which is the average of the high and low trading price of Haemonetics stock on the date of grant.

As a result of his promotion to President, Global Markets and to the Executive Council on April 27, 2015, Mr. Selman was granted an additional award of 5,950 Market Stock Units. The award was pro-rated to reflect his expected time served on the Executive Council between the date of his promotion and the award's maturity date.

FISCAL 2016 rTSR PERFORMANCE AWARDS
We are committed to applying a relative performance metric as an important element of executive compensation and in 2015 made our second consecutive annual grant tied to rTSR. Half of the aggregate

Haemonetics 2016 Proxy Statement

dollar value granted in October 2015 was in the form of Performance-based Restricted Stock Units to be earned based on the Company’s rTSR for the three-year performance period from October 1, 2015 through September 30, 2018 relative to the S&P Healthcare Equipment Index (each, a “TSR Performance Award”). Stock measurements will use the average of the closing prices of common shares during the 30 consecutive trading days ending on the day prior to the applicable measuring date. The number of shares that may be earned range from 0% to 200% of the target, depending on performance (with linear interpolation between performance levels) as follows:

rTSR	PERCENTAGE OF TARGET SHARES EARNED
Below 41st rTSR percentile	None
41st to 60th rTSR percentile (Threshold)	50% to 99%
61st to 80th of rTSR percentile (Target)	100% up to 200%
Greater than 80th rTSR percentile (Maximum)	200%
In the event that the Company has a negative TSR over the performance period, then the maximum number of shares that can be earned would be 100% of target.
The S&P Healthcare Equipment Index will be used for the rTSR comparison. This relative comparator group was selected to ensure that the Company’s performance can be measured consistently and transparently over the long term against an appropriate and relative index of companies in the healthcare equipment industry. Using a relative index comparator group as opposed to a smaller group of peer companies will mitigate situations in which companies have either been significantly diminished as a result of industry consolidation, or as businesses evolve in ways that make them unsuitable for inclusion in our comparator group.
MARKET STOCK UNITS
In fiscal 2014 we implemented an award directly tied to the price of our stock above $50 per share in March 2017. These market-based awards were granted to reward the execution of our multi-year strategic plan, the delivery of long-term returns to shareholders and are designed to issue shares to executives based on the average price of the Company's common stock in March 2017. These awards will not deliver any value unless the stock price is above $50 per share in March 2017.

If Company stock price performance is in between two stock prices adjacent to each other in the below schedule, the share payout will be interpolated linearly.

Company Stock Price at Maturity Date		Share Payout as a Percentage of Target Award
≤	$50.00	-
	$50.01	10%
	$55.00	55%
	$60.00	100%
	$65.00	140%
	$70.00	180%
	$75.00	220%
	$80.00	260%
≥	$85.00	300%

Haemonetics 2016 Proxy Statement

RETENTION GRANTS
As discussed in the "Compensation Philosophy and Objectives" section, our goal is to retain leaders who are dedicated to the long-term success of the organization and to the creation of sustainable shareholder value. As part of our ongoing assessment of NEO compensation, and specifically unvested equity, we identified retention concerns of certain executives. As a result, a special restricted stock grant was offered to NEOs in January 2016 to support the retention of talent critical to the transformation of the business. The Restricted Stock Units, which were granted under the Haemonetics Corporation 2005 Long-Term Incentive Compensation Plan, vest in full on the first anniversary of the grant, if the executive remains employed continuously by the Company through such date. The other material terms of the grant are substantially similar to the terms of the Company's standard form Restricted Stock Unit award agreement.

EXECUTIVE	RETENTION GRANT VALUE
Ronald Gelbman	-
Christopher Lindop	$350,000
Kent Davies	-
David Fusco	$250,000
Byron Selman	$250,000

EMPLOYMENT AGREEMENTS
On March 7, 2016, Mr. Gelbman’s Employment Agreement dated as of September 29, 2015 was amended to provide for a retention payment of $715,000 for his continued service as Interim Chief Executive Officer. This payment was made on May 20, 2016.
In addition, Mr. Davies entered into an Employment Agreement effective as of March 1, 2016 which expires on December 31, 2016. The Agreement increases Mr. Davies’ annualized salary rate to $1,030,008 ($515,004 annualized base salary plus an additional $515,004 of salary annualized for the remainder of calendar year 2016), but also provides that he will not receive a long-term incentive or equity grant.
The Agreement expands his eligibility for severance benefits under his Executive Severance Agreement dated January 13, 2016 to allow for benefits in the event he resigns on December 31, 2016. Finally, the Agreement provides for payment of a pro-rata portion of his bonus if Mr. Davies is terminated without cause by the Company prior to the end of a fiscal year or he resigns on December 31, 2016. Mr. Davies’ target bonus in fiscal 2016 is $386,250.
As a result of the expanded eligibility for severance payments under his Executive Severance Agreement, if Mr. Davies resigns from the Company effective December 31, 2016 or is terminated without cause prior to that date he will receive $515,000, continuation of his Company health benefits for one year, and a pro-rata portion of his bonus, if any, based on the Company’s performance through the end of the fiscal quarter of Mr. Davies’ departure. These Employment Agreements were instituted to ensure stability in our senior leadership while the Company continued its search for a permanent CEO.
EXECUTIVE SEVERANCE AGREEMENTS
In fiscal 2016 we introduced executive severance agreements for executives who report directly to the CEO. The purpose of these agreements is to provide financial security if there is loss of employment due to a termination without cause. Our executive severance agreements provide:

•	If the executive’s employment is terminated, the covered employee will receive the equivalent his/her then base salary. The CEO would receive twice his/her base salary.

•
If the executive participates in our health and welfare benefits, then the executive will also be entitled to receive a payment equal to the cost of providing for his/her medical, dental, life and disability

Haemonetics 2016 Proxy Statement

insurance coverage for a period of one year or two years in the case of the CEO. He/she will also receive outplacement services.

•
Should any excise taxes be due by the employee under the IRS Section 280G limitations, the agreements provide for either reducing the benefits to the Section 280G cap or paying the benefits in full, whichever provides the better after-tax position for the employee.

DOUBLE TRIGGER CHANGE IN CONTROL AGREEMENTS
We employ change in control agreements for a very limited number of key executives, including all NEOs, for the purpose of retaining their services during a change in control and to provide them with financial security in case of a loss of employment. Our agreements only provide benefits to participants if there is both a change in control of the Company and termination of employment other than for cause. Our change in control agreements provide:

•
If the executive’s employment is either terminated or if he or she suffers a material diminution of compensation or responsibilities after a change in control, the covered employee will be entitled to twice their then base salary and target annual incentive payment (2.99 times base salary and target annual incentive payment in the case of the CEO). Payments will be made within 30 days.

•	The vesting of equity awards granted prior to July 27, 2009 will be accelerated upon a change in control pursuant to the original terms of the awards.

•
The vesting of equity awards granted on or after July 27, 2009 will accelerate only if the conditions for severance payment are met or if the successor corporation refuses to assume or continue the equity awards or to substitute similar equity awards for those outstanding immediately prior to the change in control. In the case of performance share units (which contain separate change in control provisions that are not governed by the change in control agreements), performance is measured as of the date that is thirty consecutive trading days preceding the change in control and any share payout is made on or within ten days after the change in control.

•
If the executive is eligible for severance, then the executive will also be entitled to receive a payment equal to the cost of providing for their medical, dental, life and disability insurance coverage for a period of two years (2.99 years in the case of the CEO), and outplacement services.

•
Should any excise taxes be due by the employee under the IRS Section 280G limitations, the agreements provide for either reducing the benefits to the Section 280G cap or paying the benefits in full, whichever provides the better after-tax position for the employee.

For purposes of the agreements, a change in control is defined as a person or group acquiring 35% or more of the Company’s stock, a sale of substantially all the assets of the Company to an unrelated person, and certain mergers, reorganizations, consolidations and share exchanges.
OTHER BENEFITS AND PERQUISITES
Executives are provided a competitive benefits program that consists of health, disability, and life insurance and our 401(k) retirement plan on the same basis as our non-executive employees.
NON-QUALIFIED DEFERRED COMPENSATION PLAN
In addition, certain of our US-based senior executives, including all NEOs, were able to participate in a non-qualified deferred compensation program that allows them to defer certain elements of their pay. To maintain comparable savings opportunities for all employees, the Company has not made any contributions to the deferred compensation plan. The Non-Qualified Deferred Compensation Plan allowed the NEOs to elect to contribute to a plan account up to 75% of their annual base salary, 100% of annual incentives and 100% of Restricted Stock Units. While the plan allowed the Company to make discretionary contributions to those plan accounts, the Company has not made any such contributions. Effective April 7, 2016, the Board of Directors voted to terminate the plan due to nominal participation.

Haemonetics 2016 Proxy Statement

KEY GOVERNANCE ELEMENTS OF OUR EXECUTIVE COMPENSATION PROGRAM
AT-RISK COMPENSATION AND PAY FOR PERFORMANCE - We link a significant portion of each NEO’s compensation to be “at-risk.”

•
Annual performance based cash incentive award. Our annual cash incentive awards are intended to directly link a significant amount of cash compensation to the achievement of measurable annual corporate, individual and for some NEOs, business performance.

•
Long-term equity incentives. Our equity incentives focus executives to create shareholder value and on long-term growth. The aggregate award value is allocated among three types of grants: (1) Non-qualified Stock Options (four-year graded time based vesting at 25% per year); (2) Restricted Stock Units (four-year graded time based vesting at 25% per year); and (3) Performance-based Restricted Stock Units (three-year performance period with cliff vesting).

SHARE OWNERSHIP PROGRAM - Our executives as well as Board of Directors are subject to ownership requirements intended to strengthen the alignment between the long-term interests of executives and shareholders. This program covers the CEO, the Executive Committee (includes all NEO's) and the Board of Directors. Participants must achieve an ownership level in Haemonetics stock equal to or greater than a value determined by their role at the Company. Compliance must be achieved within five years of becoming a participant in the program. The table below outlines guideline ownership values by organizational role:

ORGANIZATIONAL ROLE	MULTIPLE OF BASE SALARY	MULTIPLE OF ANNUAL RETAINER
Chairman of the Board	-	2.0x
Non-Employee Directors	-	5.0x
Chief Executive Officer	5.0x	-
Executive Committee	2.0x	-

The value of owned shares, vested "in the money" stock options and unvested Restricted Stock Units are used in satisfying the ownership requirement. As of the Compensation Committee’s annual compliance assessment in July 2015, all Executives and Directors were compliant with the program.
EQUITY COMPENSATION BEST PRACTICES

•	No Repricing - Our equity plans prohibit option repricing or replacement of underwater options.

•
Time Vesting - Our equity incentives generally vest over a period of three or four years to ensure that our executives maintain a long-term view of shareholder value creation and to encourage retention.

•
Determination of Option Grant Prices - The price of options is always the average of the high and low trading prices on the date of grant, in accordance with our 2005 Long-Term Incentive Compensation Plan.

•
Timing of Equity Grants - Annual equity grants are reviewed, approved, and granted by the Compensation Committee at the October meeting. New-hire grants are approved throughout the fiscal year at the regularly scheduled quarterly Compensation Committee meeting following the employee's date of hire. While not common, special grants may be awarded at a regularly scheduled Committee meeting to recognize and reward individual performance. Long-term incentive grants are never timed to correlate with specific business events. The Committee does not delegate approval of new grants to management.

Haemonetics 2016 Proxy Statement

•
Substantial Use of Performance Awards - A significant portion of our equity incentives are made in the form of performance-based restricted stock units, with payment based on the Company's three-year relative Total Shareholder Return.

HEDGING - Our Code of Conduct prohibits our executives from hedging our securities.
RECAPTURE POLICY - To further align the executive compensation program with the interests of shareholders and our culture of ethical behavior, there is a recapture provision in the annual incentive plan. Under this provision, if the Company is required to make an accounting restatement due to a material non-compliance with any financial reporting requirement under the securities laws as a result of misconduct or if an employee’s actions violate the Haemonetics Code of Business Conduct, executives would be required to return any annual incentive payment to the extent permitted by governing law, to the degree that such payment was based on the achievement of financial results which were adjusted in the restatement.
COMPENSATION RISK - The Compensation Committee considers risk when designing our compensation plans. The Committee also conducts a comprehensive annual review of compensation risk in the fourth quarter to assess the presence of any risks that may have a material adverse effect on the Company.
INDEPENDENT COMPENSATION COMMITTEE - Compensation decisions are approved by the Compensation Committee of which is comprised of only independent members of Board of Directors.
INDEPENDENT CONSULTANT - F.W. Cook, our compensation consultant, reports directly to the Compensation Committee and provides no other services to the Company or management. The committee considered the firm's independence under the relevant SEC and stock exchange factors, and determined the firm satisfied the requirements for independence.

Haemonetics 2016 Proxy Statement

IMPACT OF TAX AND ACCOUNTING ON COMPENSATION

DEDUCTIBILITY OF COMPENSATION
Internal Revenue Code Section 162(m) limits the amount the Company can deduct for non-performance based compensation to $1,000,000 per year for those named executive officers listed in the Summary Compensation Table other than the Chief Financial Officer. In fiscal 2016, all compensation paid to such officers except $1,027,658 was deductible. Although the Company has not adopted a formal policy, the Compensation Committee generally seeks to compensate the executive team with payments that are intended to be deductible under the Internal Revenue Code. However, the Compensation Committee retains the discretion to grant awards that do not meet the deductibility requirements.
STOCK-BASED COMPENSATION EXPENSE
The Company began recognizing stock-based compensation expense under Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718 beginning in April, 2006. In determining the appropriate fiscal 2016 long-term incentive grant levels, the Company sought to balance its long-term incentive goals with the need to reduce shareholder dilution and manage stock compensation expense. To strike this balance the Committee analyzes stock compensation expense as a percentage of revenue and its impact on earnings, and basic and diluted earnings per share.

Haemonetics 2016 Proxy Statement

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee of the Board of Directors of the Company has reviewed and discussed with management the Compensation Discussion and Analysis contained in this Proxy Statement and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and in the Company’s Annual Report on Form 10-K for the fiscal year ended April 2, 2016 for filing with the Securities and Exchange Commission.

THE COMPENSATION COMMITTEE
Pedro P. Granadillo, Chairman
Susan Bartlett Foote
Mark Kroll, PhD

Haemonetics 2016 Proxy Statement

EXECUTIVE COMPENSATION

The following table summarizes the compensation of the named executive officers for the fiscal years ended March 29, 2014, March 28, 2015 and April 2, 2016. The named executive officers are the Company’s Chief Executive Officer, Chief Financial Officer, and the three other most highly compensated executive officers ranked by their total compensation in the table below.
Summary Compensation Table

Name and Principal Position	Year	Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Non-Qualified Deferred Compensation Earnings	All Other Compensation	Total
		($) (1)	($) (2)	($) (3)	($) (3)	($) (4)	($) (5)	($) (6)
Ronald Gelbman Interim CEO through May, 2016, Director	2016	398,769						201,670	600,439

Christopher Lindop CFO and EVP, Business Development	2016	500,580		915,287	199,993	35,000	(21,195)	5,562	1,635,227
	2015	478,260		566,132	187,497	211,808	36,987	6,900	1,487,584
	2014	462,808	250,000	1,145,466	489,991	70,200	(135,321)	6,600	2,289,744
Kent Davies Chief Operating Officer	2016	567,828		883,306	312,499	40,000		8,256	1,811,889
	2015	401,923		624,970	398,744	218,500		30,504	1,674,641

David Fusco EVP, Global Human Resources	2016	242,308		735,246	332,486	100,000		80,545	1,490,585

Byron Selman President, Global Markets	2016	452,531		723,805	124,994	45,000		30,519	1,376,849
	2015	398,787		245,326	81,244	144,068		33,702	903,127
	2014	388,296		542,738	174,995	39,023		9,678	1,154,730
Brian Concannon President and CEO	2016	456,220						269,260	725,480
	2015	640,192		2,830,802	937,494	442,780		6,900	4,858,168
	2014	594,231		2,920,999	2,449,997			6,600	5,971,827

(1)	In 2014 the salary information for Messrs. Concannon and Lindop was listed with target salary and not actual earnings. The corrected salaries were updated in 2015 and are again represented here.

(2)
In fiscal 2014, we recognized our Chief Financial Officer and Executive Vice President Business Development Christopher Lindop for his leadership in the acquisition and integration of the Whole Blood business and his leadership in identifying further growth opportunities with a special cash award of $250,000 in July 2013.

(3)
Represents the aggregate grant date fair value for stock awards and stock options granted in the respective fiscal years calculated in accordance with the FASB Accounting Standard Codification Topic Compensation - Stock Compensation. Grant values for our NEOs were determined using a value-based model which takes into account market competitiveness, specific roles, individual performance and potential and the resulting compensation expense. See Footnote "Capital Stock" to the Company's consolidated financial statements set forth in the Company's Annual Report on Form 10-K for the assumptions made in determining these values.

(4)
Mr. Davies' Non-Equity Incentive Plan Compensation is calculated using his base salary rate of $515,000, and excludes the additional $515,000 of annualized salary provided in his Employment Agreement effective March 1, 2016.

(5)
None of our named executive officers received above-market or preferential earnings on their deferred compensation balances. Mr. Lindop's deferred compensation earnings from 2015 were not reported on this table in 2015. The corrected earnings were updated and are represented here.

(6)
For fiscal 2016, includes a matching contribution for participation in the Corporation's 401(k) plan between $5,500 and $17,000 for each NEO. In addition, Mr. Gelbman's additional compensation includes costs related to his relocation, housing, and transportation as determined by his Employment Agreement. Mr. Fusco’s additional compensation includes costs related to a one-time cash sign on bonus of $75,500 to offset his previous employer bonus forfeited upon his termination. Mr. Selman’s additional compensation includes costs related to a sales incentive trip in the amount of $22,814 attended by him and his wife. Mr. Concannon's additional compensation includes costs related to his separation pay after his resignation on September 30, 2015.

Haemonetics 2016 Proxy Statement

Grants of Plan-Based Awards Table for Fiscal Year Ended April 2, 2016

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Option (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Closing Market Price	Grant Date Fair Value of Stock and Option Awards
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	(3)	(3)	(4)	(4)	(5)
Ronald Gelbman
Christopher Lindop (6)	3/29/2015	$156,663	$313,326	$469,989
	1/13/2016							11,393			$30.72	$349,993
	10/20/2015				6,256	12,511	25,022	6,255	27,498	$31.97	$31.97	$765,287
Kent Davies	3/29/2015	$193,125	$386,250	$579,375
	10/20/2015				9,775	19,549	39,098	9,774	42,967	$31.97	$31.97	$1,195,805
David Fusco	7/20/2015	$87,500	$123,219	$184,829
	1/13/2016							8,138			$30.72	$249,999
	10/20/2015				2,737	5,473	10,946	2,736	12,030	$31.97	$31.97	$334,776
	7/21/2015				1,125	11,250	33,750	2,679	27,404	$39.19	$39.19	$482,957
Byron Selman	3/29/2015	$110,000	$220,000	$330,000
	1/13/2016							8,138			$30.72	$249,999
	10/20/2015				3,910	7,819	15,638	3,909	17,186	$31.97	$31.97	$478,279
	4/27/2015				655	6,550	19,650				$42.11	$120,520
Brian Concannon

(1)	These columns show the potential value of the payout for each named executive under the fiscal 2016 Bonus Plan if the threshold, target or maximum goals are satisfied for all performance measures.

(2)
These columns show the grant date value for the Performance-based Restricted Stock Units (PSUs), for each named executive if the threshold, target and maximum metrics are achieved. The performance will be determined based on the Company's three-year relative Total Shareholder Return as compared to the Standard & Poor's Health Care Equipment Index (the “Index”). The actual performance will be determined after September 30, 2018. In addition, Mr. Fusco was granted 11,250 Market Stock Units as a condition of his employment and Mr. Selman was granted 6,550 Market Stock Units as a condition of his promotion to President, Global Markets which are directly tied to the Company's stock price and the amount they ultimately receive is directly tied to the increase in shareholder value over the period ending March 31, 2017.

(3)
Grants vest in annual increments of 25% beginning on the first anniversary of the date of grant for all executives. In January 2016, as part of our leadership retention strategy, certain named officers were awarded a special grant of Restricted Stock Units. These awards will vest at 100% on the first anniversary of the grant date.

(4)
The exercise price of all the options granted equals the average of high and low of Haemonetics Common Stock on the grant date, so the exercise price of the stock option may be higher or lower than the closing price of Haemonetics Common Stock on the grant date.

(5)
Represents the aggregate grant date fair value for stock options and stock awards/units calculated in accordance with Compensation - Stock Compensation Topic of the FASB Codification. See footnote "Capital Stock" to the Company's consolidated financial statements set forth in the Company's Annual Report on Form 10-K for the assumptions made in determining these values.

(6)	Mr. Lindop retired from the Company effective June 3, 2016.

Haemonetics 2016 Proxy Statement

Outstanding Equity Awards for Fiscal Year Ended April 2, 2016

Stock Options (1)					Stock Awards (1)
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)
Ronald Gelbman	10,353		$35.50	7/23/2021
	6,573		$45.45	7/24/2020
	8,196		$36.37	7/27/2019
	7,118		$34.41	7/21/2018
	8,580		$27.24	7/29/2017
	11,758		$29.72	7/30/2016
					4,337		$153,053
	52,578	—			4,337		$153,053
Christopher Lindop		27,498	$31.97	10/20/2022
	5,986	17,960	$34.75	10/22/2021
	23,490	23,489	$41.66	10/23/2020
	34,873	11,625	$39.06	10/24/2019
	48,306		$30.67	10/25/2018
	50,190		$27.50	10/27/2017
	44,072		$26.47	10/27/2016
					11,393		$402,059
					9,133	(2)	$322,305
					6,255		$220,739
					5,396	(2)	$190,407
					4,046		$142,783
					2,520		$88,931
					2,500	(3)	$88,225
					1,248		$44,042
	206,917	80,572			42,491		$1,499,491
Kent Davies		42,967	$31.97	10/20/2022
	3,791	11,375	$34.75	10/22/2021
	8,567	25,704	$35.27	7/22/2021
					14,271	(2)	$503,615
					9,774		$344,924
					3,417	(2)	$120,586
					2,562		$90,413
					1,958	(3)	$69,087
					2,551		$90,025
	12,358	80,046			34,532		$1,218,651

Haemonetics 2016 Proxy Statement

Outstanding Equity Awards for Fiscal Year Ended April 2, 2016

Stock Options (1)					Stock Awards (1)
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)
David Fusco		12,030	$31.97	10/20/2022
		27,404	$39.19	7/21/2022
					8,138		$287,190
					3,995	(2)	$140,994
					2,736		$96,553
					1,125	(3)	$39,701
					2,679		$94,542
	—	39,434			18,673		$658,980
Byron Selman		17,186	$31.97	10/20/2022
	2,594	7,782	$34.75	10/22/2021
	8,388	8,390	$41.66	10/23/2020
	17,007	5,669	$39.06	10/24/2019
					8,138		$287,190
					5,708	(2)	$201,431
					3,909		$137,949
					655	(3)	$23,115
					2,338	(2)	$82,508
					1,753		$61,863
					900		$31,761
					1,250	(3)	$44,113
					608		$21,456
	27,989	39,027			25,259		$891,386
Brian Concannon	29,932		$34.75	10/31/2020
	117,450		$41.66	10/23/2020
	187,786		$39.06	10/24/2019
	219,572		$30.67	10/25/2018
	236,750		$27.50	10/27/2017
	159,350		$26.47	10/27/2016
	950,840				—		—

(1)	All stock options and Restricted Stock Units vest in four equal annual installments beginning on the first anniversary of grant unless otherwise noted.

(2)
Represents Performance-based Restricted Stock Units (PSU). Holders of PSUs are eligible to receive a share of Company stock for each PSU based on the Company's relative Total Shareholder Return (rTSR) performance of the stock through the end of the period as compared to the rTSR of the companies comprising the Standard & Poors Health Care Equipment Index (the “Index”). If the Company's rTSR is below the 40th percentile during the relevant measurement period, the holders receive no shares. If the rTSR exceeds the 80th percentile as compared to the Index, the holders are eligible to receive shares equal to two times the “target” amount of PSUs originally granted.

(3)
Represents Market Stock Units (MSU). Holders of MSUs are eligible to receive a share of Company stock for each MSU based on the performance of the stock through March 31, 2017. If the Company's stock price is below a minimum threshold of $50 per share during the relevant measurement period, the holders receive no MSUs. If the stock achieves certain price levels, the holders are eligible to receive shares equal an amount up to three times the “target” amount of MSUs originally granted.

Haemonetics 2016 Proxy Statement

Option Exercises and Stock Vested for Fiscal Year Ended April 2, 2016

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (2)
Ronald Gelbman (3)	—	—	—	—
Christopher Lindop (4)	—	$351,560	5,200	$165,814
Kent Davies	—	—	1,706	$60,582
David Fusco	—	—	—	—
Byron Selman	—	—	1,643	$52,346
Brian Concannon	—	$734,377	25,879	$825,204

(1)	Amounts reflect the difference between the exercise price of the option and the market price of the Company's shares at the time of exercise.

(2)	Amounts reflect the market price of the Company's shares on the day that the RSUs vested.

(3)	While a member of the Board, Mr. Gelbman had 2,394 RSUs vest, which are not notated on this table as they were not during his time as Interim CEO.

(4)	Included in the Stock Award vesting details for Mr. Lindop are the 3,857 shares valued at $122,892 which was deferred as part of the Non-Qualified Deferred Compensation plan.

Haemonetics 2016 Proxy Statement

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The following table describes the potential payments and benefits under the Company’s arrangements to which the named executive officers would be entitled upon termination of employment. The table was prepared on the assumption that the termination or change in control event took place on the last business day of the most recently completed fiscal year.

Name	Cash Severance Payment	Continuation of Benefits	In-the-Money Value of Vested Equity (1)	In-the-Money Value of Unvested Equity (1)	Non-Qualified Deferred Compensation Plan Balance (2)	Excise Tax Gross-Up	Total Benefits
Ronald Gelbman
Voluntary Retirement	—	—	—	$102,023	—	—	$102,023
Involuntary Termination	—	—	—	—	—	—	$—
Involuntary Termination by Company without Cause	—	—	—	—	—	—	$—
Involuntary Termination after Change in Control (3)	—	—	—	—	—	—	$—
Christopher Lindop (4)
Voluntary Retirement	—	—	$1,006,382	$55,158	$268,662	—	$1,330,202
Involuntary Termination	—	—	$1,006,382	—	$268,662	—	$1,275,044
Involuntary Termination by Company without Cause	$482,040	$33,502	$1,006,382	—	$268,662	—	$1,790,586
Involuntary Termination after Change in Control (3)	$1,590,732	$62,003	$1,006,382	$1,321,940	$268,662	—	$4,249,720
Kent Davies
Voluntary Retirement	—	—	$2,220	—	—	—	$2,220
Involuntary Termination	—	—	$2,220	—	—	—	$2,220
Involuntary Termination by Company without Cause	$515,000	$33,502	$2,220	—	—	—	$550,722
Involuntary Termination after Change in Control (3)	$1,802,500	$62,003	$2,220	$1,178,290	—	—	$3,045,013
David Fusco
Voluntary Retirement	—	—	—	—	—	—	$—
Involuntary Termination	—	—	—	—	—	—	$—
Involuntary Termination by Company without Cause	$350,000	$25,212	—	—	—	—	$375,212
Involuntary Termination after Change in Control (3)	$1,050,000	$45,423	—	$659,219	—	—	$1,754,642

Haemonetics 2016 Proxy Statement

Name	Cash Severance Payment	Continuation of Benefits	In-the-Money Value of Vested Equity (1)	In-the-Money Value of Unvested Equity (1)	Non-Qualified Deferred Compensation Plan Balance (2)	Excise Tax Gross-Up	Total Benefits
Byron Selman
Voluntary Retirement	—	—	$1,414	—	—	—	$1,414
Involuntary Termination	—	—	$1,414	—	—	—	$1,414
Involuntary Termination by Company without Cause	—	—	—	—	—	—	$—
Involuntary Termination after Change in Control (3)	$1,320,000	$61,973	$1,414	$802,949	—	—	$2,186,336
Brian Concannon (5)
Voluntary Retirement	—	—	—	—	—	—	$—
Involuntary Termination	—	—	—	—	—	—	$—
Involuntary Termination by Company without Cause	—	—	—	—	—	—	$—
Involuntary Termination after Change in Control (3)	—	—	—	—	—	—	$—

(1)	Reflects equity values as of the last business day in the fiscal year, April 1, 2016, at a stock price of $35.29 for all named executive officers.

(2)
Reflects Non-Qualified Deferred Compensation Plan balances for participants as of the last day of the fiscal year. Since all balances are funded by employee contributions, all balances are immediately vested for participants.

(3)
Calculated as described under "Double Trigger Change in Control Agreements" in this Proxy Statement. The one-time Market Stock Units would accelerate immediately on a change in control. However, with the Company's stock price below threshold levels, they would not payout and have no value as of April 1, 2016.

(4)	Mr. Lindop retired from the Company on June 3, 2016. Mr. Lindop is no longer eligible for a cash severance payment or continuation of benefits in the event of a change of control.

(5)	Mr. Concannon resigned on September 30, 2015. As a result, he has no agreements for potential payments upon termination or change in control with the Company.

NON-QUALIFIED DEFERRED COMPENSATION

Effective July 27, 2012, the Board of Directors adopted the Haemonetics Non-Qualified Deferred Compensation Plan (the "NQDC Plan") for the benefit of the Board of Directors and a select group of U.S. based executives, including all of our named executive officers. The NQDC Plan is a deferred compensation plan that permits the named executive officers to elect to contribute up to 75% of their annual base salary, annual bonus and Restricted Stock Units to their NQDC Plan account. In addition, the Company has the discretion to make annual discretionary contributions on behalf of participants in the NQDC Plan. The Company has made no contributions to participant accounts to date. Voluntary contributions made by participants are 100% vested.

A participant is entitled to NQDC Plan benefits upon the earlier of separation from service, death, disability, unforeseeable hardship, or at a future specified date (if so elected). NQDC Plan benefits are paid in lump sum, or at the named executive officer’s election, in annual installments for a period of up to ten years.

Effective April 7, 2016, the Board of Directors voted to terminate the NQDC Plan due to nominal participation.

Haemonetics 2016 Proxy Statement

Name	Executive Contributions in Last Fiscal Year	Registrant Contributions in Last Fiscal Year	Aggregate Earnings in Last Fiscal Year	Aggregate Withdrawals / Distributions	Aggregate Balance at Last Fiscal Year End
	($)	($)	($) (1)	($)
Ronald Gelbman
Christopher Lindop	$122,866		$(21,195)		$268,662
Kent Davies
David Fusco
Byron Selman
Brian Concannon

(1)
Mr. Lindop received neither contributions from the Company nor above market or preferential earnings on his contributions to the NQDC plan, as a result these earnings are not included in the Summary Compensation Table in fiscal 2016 or prior years.

Haemonetics 2016 Proxy Statement

EQUITY COMPENSATION PLANS

The Company has one equity compensation plan with outstanding options: the 2005 Long-Term Incentive Compensation Plan (the "2005 Plan"). There were 2,951,183 shares subject to issuance upon exercise of outstanding options under the 2005 Plan as of April 2, 2016. The weighted average exercise price of the options under the 2005 Plan is $33.59 per share. In addition, there were a total of 380,871 shares subject to outstanding Restricted Stock Unit awards and 152,968 in unvested Market Stock Units which remain subject to forfeiture.
Holders of Market Stock Units are eligible to receive a share of Haemonetics’ stock for each Market Stock Unit based on the performance of the stock through March 31, 2017. If our stock is below a minimum threshold price of $50 per share during the relevant measurement period, the holders receive no Market Stock Units. If the stock achieves certain price levels, the holders are eligible to receive up to three times the “target” amount of Market Stock Units. As a result, we may issue up to 458,904 shares at a stock price of $85 per share or higher in connection with these grants.
Holder of performance share units are eligible to receive shares of Haemonetics' stock based upon the Company’s total shareholder return during a three year period relative to the total shareholder return of the companies comprising the Standard & Poor's Health Care Equipment Index (the "Index"). For grants made in October 2014 the measurement period is from from October 1, 2014 to September 30, 2017. For grants made in October 2015, the measurement period is from October 1, 2015 to September 30, 2018. The actual number of shares awarded under a performance share unit may range from 0% to a maximum of 200% of the target award depending upon the Company’s relative total shareholder return. If the Company’s total shareholder return for the performance period is negative, then any share payout will be capped at 100% of the target award, regardless of the Company's performance relative to the Index. As a result, we may issue up to 204,672 shares in connection with these grants.
The following table sets forth information as of April 2, 2016 with respect to compensation plans under which equity securities of the Company are authorized for issuance.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Available for Future Issuance (Excluding Securities Reflected in Column (a) (c)
Equity Compensation Plans approved by security holders	3,587,358 (1)	$33.59 (2)	6,235,788 (3)
Equity compensation plans not approved by security holders	—	—	—
Total	3,587,358 (1)	$33.59 (2)	6,235,788 (3)

_________________________________________________________________________

(1)
Comprised of 2,951,183 options to purchase shares of the Company’s common stock under the 2005 Plan, 380,871 shares issuable in connection with Restricted Stock Units, 152,968 outstanding Market Stock Units and 102,336 performance stock units.

(2)	Represents the weighted average exercise price per share of the Company's non-qualified stock options outstanding at April 2, 2016.

(3)
Represents 6,037,933 shares available for future issuance under the 2005 Long-Term Incentive Compensation Plan and 197,855 shares available for purchase under the 2007 Employee Stock Purchase Plan. Issuance of restricted shares, Restricted Stock Units and Market Stock Units reduces the number shares available for issuance at a ratio of 3.02 shares to 1 restricted share, Market Stock Unit, performance share unit or Restricted Stock Unit issued. Market Stock Units and performance share units have reduced the number of securities available for future issuance based on their maximum issuance value of 458,904 and 204,672, respectively.

For a description of the Company’s equity compensation plans, please see Footnote 10 - Capital Stock to the Consolidated Financial Statements included with the Annual Report on Form 10-K filed with the Securities and Exchange Commission on June 1, 2016.

Haemonetics 2016 Proxy Statement

DIRECTORS’ COMPENSATION

We seek to offer our Directors compensation which is consistent with other companies of our revenue, industry and operational scope.
Directors receive a $45,000 annual retainer with an additional $10,000 meeting retainer which covers attendance at up to eight Board of Director meetings. If the Board meets more than eight times per year, each Director receives $2,000 for each additional meeting. The Board Chairman continues to receive an annual retainer of $250,000 in place of the standard Board retainer and meeting fees. Mr. Gelbman did not receive any additional compensation for his service as a Director.
The Committee Chairs are paid an additional retainer as follows: Audit Committee Chair $20,000; Compensation Committee Chair $15,000; Governance and Compliance Chair $10,000; and Ad Hoc Investment Advisory Group $4,000. For attendance at Committee meetings, members of the Audit Committee are paid $10,000 for attending up to 12 meetings per year, members of the Compensation Committee are paid $6,000 for up to eight meetings per year, and members of the Governance and Compliance Committee are paid $5,000 for up to eight meetings per year.
Each non-employee director is eligible to receive an annual equity grant with an approximate value of $170,000. The grant is in the form of Restricted Stock Units which vest on the first anniversary of grant.
The Governance and Compliance Committee is responsible for reviewing and recommending to the Board of Directors any changes to Director compensation. On a regular basis, the Governance and Compliance Committee conducts a competitive analysis to determine the appropriate level of Director compensation with the assistance of the Compensation Committee and its compensation consultant.

We have a deferred compensation plan which allows Board members to defer some or all of their fees and equity grant. Please see "Non-Qualified Deferred Compensation Plan" on page 32 for additional information.

Compensation for the Board of Directors in fiscal 2016 is detailed in the following table:

Director Compensation Table for Fiscal Year Ended April 2, 2016

Name	Fees Earned or Paid in Cash	Stock Awards	Option Awards	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
	($)	(1) ($)	(1) ($)	(2) ($)	($)	($)
Charles Dockendorff	$85,000	$169,967				$254,967
Susan Foote	$66,000	$169,967				$235,967
Ronald G. Gelbman	$40,000	$169,967				$209,967
Pedro P. Granadillo	$81,000	$169,967				$250,967
Mark W. Kroll	$61,000	$169,967				$230,967
Richard J. Meelia	$250,000	$169,967				$419,967
Ronald L. Merriman	$65,000	$169,967				$234,967
Ellen Zane	$75,000	$169,967				$244,967

(1)
Represents the aggregate grant date fair value for stock awards and stock options granted in the respective fiscal years calculated in accordance with the FASB Accounting Standard Codification Topic Compensation — Stock Compensation.

(2)	No member of the Board of Directors received above-market or preferential earnings on their deferred compensation balances.

Haemonetics 2016 Proxy Statement

Director Outstanding Equity Award Table for Fiscal Year Ended April 2, 2016

Name	Number of Securities Underlying Unexercised Options Exercisable (#)(1)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Dockendorff, Charles	12,180		$35.50	7/23/2021
					4,337	$153,053
	12,180				4,337	$153,053
Foote, Susan	10,353		$35.50	7/23/2021
	6,573		$45.45	7/24/2020
	8,196		$36.37	7/27/2019
	7,118		$34.41	7/21/2018
	8,580		$27.24	7/29/2017
	11,758		$29.72	7/30/2016
					4,337	$153,053
	52,578				4,337	$153,053
Gelbman, Ronald	10,353		$35.50	7/23/2021
	6,573		$45.45	7/24/2020
	8,196		$36.37	7/27/2019
	7,118		$34.41	7/21/2018
	8,580		$27.24	7/29/2017
	11,758		$29.72	7/30/2016
					4,337	$153,053
	52,578				4,337	$153,053
Granadillo, Pedro P.	10,353		$35.50	7/23/2021
	6,573		$45.45	7/24/2020
	8,196		$36.37	7/27/2019
	7,118		$34.41	7/21/2018
	8,580		$27.24	7/29/2017
	11,758		$29.72	7/30/2016
					4,337	$153,053
	52,578				4,337	$153,053
Kroll, Mark	10,353		$35.50	7/23/2021
	6,573		$45.45	7/24/2020
	8,196		$36.37	7/27/2019
	7,118		$34.41	7/21/2018
	8,580		$27.24	7/29/2017
	11,758		$29.72	7/30/2016
					4,337	$153,053
	52,578				4,337	$153,053

Haemonetics 2016 Proxy Statement

Director Outstanding Equity Award Table for Fiscal Year Ended April 2, 2016

Name	Number of Securities Underlying Unexercised Options Exercisable (#)(1)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Meelia, Richard J	10,353		$35.50	7/23/2021
	6,573		$45.45	7/24/2020
	8,196		$36.37	7/27/2019
	7,118		$34.41	7/21/2018
	16,968		$32.96	6/3/2018
					4,337	$153,053
	$49,208				4,337	$153,053
Merriman, Ronald	10,353		$35.50	7/23/2021
	6,573		$45.45	7/24/2020
	8,196		$36.37	7/27/2019
	7,118		$34.41	7/21/2018
	6,080		$27.24	7/29/2017
					4,337	$153,053
	38,320				4,337	$153,053
Zane, Ellen M. (2)	10,353		$35.50	7/23/2021
	6,573		$45.45	7/24/2020
	10,928		$36.37	7/27/2019
					4,337	$153,053
	27,854				4,337	$153,053

(1)	All unvested stock options and Restricted Stock Units vest on the first anniversary of grant.

(2)	Ms. Zane resigned from the Board of Directors effective April 10, 2016. Her RSUs vested on a prorated basis per the terms of the grant agreement.

Haemonetics 2016 Proxy Statement

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During the fiscal year ended April 2, 2016, the members of the Compensation Committee were Pedro Granadillo, Susan Bartlett Foote, and Mark Kroll, PhD. During fiscal 2016, no member of the Compensation Committee was an executive officer or employee, or former executive officer or employee, of the Company or any of its subsidiaries. None of our executive officers served as a director or member of the compensation committee of any entity that has one or more executive officers serving on our Board or Compensation Committee.

Haemonetics 2016 Proxy Statement

ITEM 2—	ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, enables our shareholders to vote to approve, on an advisory, non-binding basis, the compensation of certain of our executives. These executives are referred to as named executive officers and their compensation has been disclosed in this proxy statement under “Executive Compensation”. At our 2012 Annual Meeting, more than a majority of shares voted, on a non-binding advisory basis and consistent with the Board's recommendation, in favor of having an advisory vote on executive compensation every year.
As described in the section titled “Compensation Discussion and Analysis,” our executive compensation programs aim to be competitive with our peers and aligned with our business strategy and corporate objectives. Our compensation philosophy emphasizes a pay for performance culture focused on the long-term interests of our shareholders and our executives. We believe that this alignment between executive compensation and shareholder interests will drive corporate performance over time. At the same time, the Committee has instituted governance best practices, including the Executive Share Ownership Program, the annual bonus clawback policy, "double trigger" change in control benefits, not offering executive benefits or perquisites, and instituting an annual compensation risk assessment.
In response to shareholder feedback in fiscal 2015, the Compensation Committee modified our equity compensation program by (i) granting performance shares based on relative total shareholder return and (ii) reducing the relative amount of non-qualified stock options and Restricted Stock Units in favor of performance shares. The Committee believes this represents current best practice in aligning performance and compensation.
Before you vote, we urge you to fully read the “Compensation Discussion and Analysis” and “Executive Compensation” sections of this Proxy Statement (pages 18-44) for additional details on the Company's executive compensation, including its governance, framework, components, and the compensation decisions for the named executive officers for fiscal 2016.
As an advisory vote, the results of this vote will not be binding on the Board or the Company. However, the Board of Directors values the opinions of our shareholders, and will consider the outcome of the vote when making future decisions on the compensation of our named executive officers and the Company's executive compensation principles, policies and procedures.

The Board of Directors recommends that shareholders vote, in an advisory manner, FOR this Item 2 and the approval of the executive compensation philosophy, policies, programs and procedures described in the Compensation Discussion and Analysis Section of the 2016 Proxy Statement, and the compensation of the Company's named executive officers, as disclosed in the “Compensation Discussion and Analysis” and “Executive Compensation” sections of this Proxy Statement.

Haemonetics 2016 Proxy Statement

ITEM 3—	APPROVAL OF AMENDMENT TO HAEMONETICS CORPORATION'S 2007 EMPLOYEE STOCK PURCHASE PLAN

In April 2016 the Board approved, subject to approval by Haemonetics shareholders, an amendment to the Haemonetics 2007 Employee Stock Purchase Plan (the “Plan”) to (i) increase the aggregate number of shares of Common Stock available for grant under such plan by 1,800,000 shares to 3,200,000 shares; (ii) to extend the term of the Plan to December 31, 2026; (iii) to address how the purchase rights under the Plan will be handled if a corporate transaction occurs; and (iv) to make certain administrative changes to the Plan. The Plan provides eligible employees with the opportunity to become Haemonetics shareholders and participate in the Company’s success, which aligns the interests of participating employees with those of shareholders.

The amendment to the Plan will enable the Company to continue to grant purchase rights to its employees at levels determined appropriate by the Compensation Committee. Based on Haemonetics’ share price and historical rates of employee participation in the Plan, we believe that there may not be sufficient shares available for purchase under the current Plan through November 2016. Additional shares are needed for use in the Plan so that the Plan can continue to be used as a benefit to attract and retain employees. If this amendment to the Plan is not approved by shareholders, the Board will suspend future employee participation in the Plan once the currently available shares are purchased.

Since its authorization in 2007, we have issued 1,275,681 shares under the Plan or approximately 142,000 shares per year.  We expect similar levels of share issuance in the future and that the addition of 1,800,000 shares will allow continued employee participation for approximately ten years. If we ultimately issue all 1,800,000 additional shares under the Plan, our total shares outstanding will increase by approximately 3.5%.

At the completion of the most recent purchase period in May 2016, 124,319 shares remained available for future purchases under the Plan. The market value of these shares was approximately $3.5 million as of May 26, 2016.

The following is a summary of the material terms and conditions of the Plan, as proposed to be amended. This summary does not purport to be complete and is qualified in its entirety by reference to the terms of the Plan (as proposed to be amended), a copy of which is attached to this proxy statement as Appendix A and incorporated herein by reference.

The Board of Directors recommends that shareholders vote FOR this Item 3 and the approval of the adoption of the amendment to and extension of the 2007 Employee Stock Purchase Plan, including the increase of the number of shares available under the Plan by 1,800,000 shares.
SUMMARY OF THE PLAN

Purpose. The Plan is intended to provide our employees with additional incentives by permitting them to acquire Common Stock at a reduced price through payroll withholding.

Effective Date. The Plan was originally approved by the Board on June 12, 2007 and by shareholders on August 1, 2007. The proposed amendment to the Plan was approved by the Board on April 6, 2016, subject to the approval of our shareholders at this Annual Meeting.

Term. The Plan, as amended, shall become effective on the Effective Date, provided that it has been approved by the shareholders of the Company. The Plan shall continue in effect through December 31, 2026, provided, that it shall terminate when all of the shares of Common Stock reserved for the purposes of the Plan have been purchased and that he Plan can also be terminated by our Board at any time. On any termination of the Plan, all payroll deductions not previously used to purchase Common Stock will be refunded to the participating employees without interest.

Eligible Employees. "Eligible Employees" shall mean all persons employed by (i) the Company or (ii) any subsidiary corporation of the Company (as defined in Section 424(f) of the Internal Revenue Code) that has been

Haemonetics 2016 Proxy Statement

designated by the Board of Directors, or a Stock Purchase Plan Committee (the "Committee") if one has been appointed, from time to time as eligible to be a participating subsidiary under the Plan. The Plan provides that employees (including officers and employee directors) who are employed before the first day of the applicable Purchase, are eligible to participate. However, the following employees are not eligible to participate in the Plan:
(i) any employee whose customary employment is not for more than 20 hours per week or five months or less per year; (ii) persons who are deemed for purposes of Section 423(b)(3) of the Internal Revenue Code to own stock possessing five percent (5%) or more of of the total combined voting power or value of all classes of stock of the Company, its parent or a subsidiary. Based on the current employee population, there are over 2,900 eligible participants.

Securities Offered and Terms of Participation. The maximum number of shares of Common Stock which may be purchased by all employees under the Plan is currently 1,400,000 subject to adjustments for stock splits, stock dividends and similar transactions. The proposed amendment would increase the number of shares authorized for purchase by 1,800,000 to a total of 3,200,000. Such shares may be authorized but unissued shares of Common Stock or shares of Common Stock reacquired by us, including shares of Common Stock purchased in the open market.

Eligible Employees who elect to participate in the Plan must complete a "Stock Purchase Agreement" form at least ten (10) days (or such shorter period as the Board of Directors or the Committee may specify in writing) prior to the first day of the Purchase Period for which the election is made to withhold a portion of their pay during the following six-month period (periods run from November 1 to April 30 and from May 1 to October 31 and each is referred to as a “Purchase Period”). In addition, the Board of Directors or the Committee may, in its sole and absolute discretion, provide for additional Purchase Periods, or separate Purchase Periods for eligible employees of participating subsidiaries, provided that such Purchase Periods shall not exceed 27 months or any other limitation imposed by Section 423 of the Code.

We grant to each Participant on the first day of the Purchase Period, an option to purchase on the last day of the Purchase Period, at the option exercise price, that number of shares of Common Stock that his or her accumulated payroll deductions on the last day of the Purchase Period will pay for at such price. The option is automatically deemed to be exercised if the employee is still a participant on the last day of the Purchase Period. Participation ends automatically upon termination of employment.

A participating employee may authorize a payroll deduction of not less than 2% nor more than 15% of his or her base pay (including commissions, if applicable, but excluding overtime, bonuses and expense reimbursement) in effect on each Purchase commencement date. Under the Plan, the number of shares purchased at the end of any Purchase Period may not be more than 1,600 shares per option, subject to adjustment. Further, no employee shall be granted an option which permits his or her right to purchase shares under the Plan and under all other Code Section 423(b) employee stock purchase plans of the Company or any parent or subsidiary corporation to accrue at a rate which exceeds in any one calendar year $25,000 of the fair market value of the Common Stock as of the date the option to purchase is granted.

The Purchase Price is determined by the lower of (i) 85% of the fair market value of a share of Common Stock for the first business day of the relevant Purchase Period, or (ii) 85% of such value on the relevant Exercise Date. If the shares of the Common Stock are listed on any national securities exchange, the fair market value per share of Common Stock on a particular day shall be the closing price.

Corporate Transactions. In the event of a proposed corporate transaction (defined under the Plan as the acquisition of 35% or more of the Common Stock by a person or group (together with their affiliates) who previously owned less than 35% of the Common Stock, the closing of a sale of all or substantially all of the assets of the Company, or the consummation of any merger, reorganization, consolidation or share exchange unless the persons who were the beneficial owners of the outstanding shares of Common Stock immediately before the consummation of such transaction beneficially own more than 50% of the outstanding shares of the common stock of the successor or survivor entity in such transaction immediately following the consummation of such transaction), each option under the Plan will be assumed by the successor corporation or a parent or subsidiary of such successor corporation, unless the Board of Directors or the Committee determines to terminate the Plan as of the end of the Purchase Period immediately preceding the effective date of the corporate transaction or shorten the Purchase Period then in progress by setting a new exercise date.

Haemonetics 2016 Proxy Statement

Transferability. The right to purchase shares of Common Stock under the Plan is exercisable only by the participant during his or her lifetime and is not transferable. A participant who attempts to transfer his or her right to purchase shares under the Plan will be deemed to have requested withdrawal from the Plan.

Sub-plans. The Board of Directors or the Committee may adopt sub-plans applicable to particular participating subsidiaries of the Company or locations, which sub-plans may be designed to be out of the scope of Section 423 of the Code.

Administration. The Plan is administered by the Board of Directors or a Stock Purchase Plan Committee appointed from time to time by the Board of Directors, and may be amended by our Board from time to time in any respect; provided, however, that no amendment shall adversely affect outstanding options nor shall any amendment be effective without shareholder approval if the amendment would materially increase the number of shares of Common Stock which may be issued under the Plan or change the class of corporations whose employees may be eligible to receive options under the Plan. .

UNITED STATES FEDERAL TAX CONSEQUENCES

The Plan is intended to qualify as an “employee stock purchase plan” under Code Section 423. As noted above, each participating employee is granted an option on the first day of the Purchase Period, which is automatically exercised if the employee is still a participant on the last day of the Purchase Period. An employee will not recognize income on the grant or exercise of an option under the Plan. In addition, we will not have a deductible compensation expense as a result of such grant or exercise, unless there is a premature disposition of the Common Stock received upon exercise (as described in the next paragraph).

If shares of Common Stock purchased under the Plan are sold by a participant within two years after the option is granted or within one year after the option is exercised, then the participant may realize ordinary income in the year of disposition in an amount equal to the excess of the fair market value of the Common Stock on the date of grant over the Purchase Price (i.e., 15% of the fair market value of the Common Stock on the first day of the Purchase Period), or, if less, the excess of the sale proceeds realized on disposition of the Common Stock over the Purchase Price. All additional gain is taxed as capital gain. If shares purchased under the Plan are sold by a participant prior to the expiration of the above holding periods, the participant will recognize ordinary income at the time of sale to the extent that the fair market value of the shares at purchase exceeds the Purchase Price, regardless of whether any gain is recognized on the sale of the shares. If a participant does recognize ordinary income as a result of a premature disposition, a compensation deduction is allowed to us in an equal amount. If the sale price is less than the price paid, the employee will not recognize any ordinary income, and any loss that the participant incurs on the sale will be a capital loss.

The final Treasury Regulations under Code Section 409A provide that the grant of an option under an employee stock purchase plan (described in Code Section 423) does not constitute a deferral of compensation. Accordingly, the interest and penalty provisions of Code Section 409A should not apply to the Plan, so long as the Plan satisfies the requirements of Code Section 423.

Unlike a “qualified plan” under Code Section 401(a), payroll deductions to purchase Common Stock under the Plan are not excluded from an employee’s gross income. Rather, the employee is taxed on the amount of the payroll deduction when it is earned.

The foregoing summary of the effect of federal income taxation upon the participant and us with respect to the purchase of shares under the Plan does not purport to be complete, and reference should be made to the applicable provisions of the Code. In addition, this summary does not discuss the provisions of the income tax laws of any municipality, state, or foreign country in which the participant may reside. The applicable tax rules are complex and may change, and income tax consequences may vary depending on a participating employee’s particular circumstance.

Haemonetics 2016 Proxy Statement

NEW PLAN BENEFITS

The benefits to be received by our executive officers and employees under the Plan are not determinable because, under the terms of the Plan, the amounts of future stock purchases are based upon elections made by eligible employees subject to the terms and limits of the Plan. Directors who are not employees do not qualify as eligible employees and thus cannot participate in the Plan. Future purchase prices are not determinable because they will be based upon the closing market price per share of the Common Stock, as reported by New York Stock Exchange on either the first business day of the applicable Purchase Period or the last business day of the applicable Purchase Period, depending on which closing market price is lower. Our executive officers have a financial interest in this proposal because, if adopted, the Plan would increase the number of shares issuable to executives and other employees under the Plan and the executive officers are eligible participants thereunder.

Haemonetics 2016 Proxy Statement

ITEM 4—	ADOPTION OF WORLDWIDE EXECUTIVE BONUS PLAN

In April 2016, the Board, upon recommendation of the Compensation Committee, approved and adopted the Haemonetics Corporation Worldwide Executive Bonus Plan (the “Executive Plan”) effective April 7, 2016 and subject to shareholder approval, to govern the award and payment of annual bonuses to certain Haemonetics executives.

We have structured the Executive Plan in a manner that is intended to allow the Compensation Committee to grant awards that can satisfy requirements for “performance-based" compensation that is exempt from the annual $1 million deduction limitation under Section 162(m) of the Internal Revenue Code. In general, under Section 162(m), in order for us to be able to deduct compensation in excess of $1 million paid in any one year to our chief executive officer or any of our three other most highly compensated executive officers, other than the chief financial officer, such compensation must qualify as “performance-based.” One of the requirements of “performance-based” compensation for purposes of Section 162(m) is that the material terms of the performance goal(s) under which compensation may be paid be disclosed to and approved by our shareholders. For purposes of Section 162(m), the material terms include (i) the employees eligible to receive compensation, (ii) a description of the business criteria on which the performance goal is based and (iii) the maximum amount of compensation that can be paid to an employee under the performance goal. Each of these aspects is discussed below, and shareholder approval of the Executive Plan is intended to constitute approval of each of these aspects of the Executive Plan for purposes of the approval requirements of Section 162 (m). However, even with shareholder approval there can be no guarantee that compensation will be treated as exempt “performance- based” compensation under Section 162(m).

Our Compensation Committee will continue to have the authority to provide compensation, including annual cash incentive or bonus payments that are awarded under our outside the terms of the Executive Plan, that is not exempt from the limits on deductibility under Section 162(m).

If approved by shareholders at the Annual Meeting, annual bonuses to be paid to our executive officers and key employees, beginning with our 2017 fiscal year, will be covered by and paid in accordance with the Executive Plan. Payments under the Executive Plan will be contingent upon our achieving the performance goal or goals established in accordance with the terms of the Executive Plan (as further described below under “Performance Goal”). If the Executive Plan is not approved by shareholders no awards made under the Executive Plan will be paid.

A copy of the Executive Plan, as proposed, is attached to this proxy statement as Appendix B, and this discussion is qualified in its entirety by reference to the full text of the Executive Plan document.

The Board of Directors recommends that shareholders vote,FOR this Item 4 and the approval of the adoption of Haemonetics Corporation's Worldwide Executive Bonus Plan.

SUMMARY OF THE EXECUTIVE PLAN

The significant features of the Executive Plan are described below.

Administration. Our Compensation Committee (excluding any Director who is not an “outside director” as defined under Section 162(m)) will administer the Executive Plan and have the authority to grant awards upon such terms, not inconsistent with the terms of the Executive Plan, as it considers appropriate. In addition, the Compensation Committee will have complete authority to interpret all provisions of the Executive Plan, to establish, amend, suspend or waive rules for the administration of the Executive Plan, to make all other determinations necessary or

Haemonetics 2016 Proxy Statement

desirable for its administration, and to reduce or eliminate (but not increase), in its discretion, the amount of any award otherwise payable under the Executive Plan.

Eligibility. Only senior executives selected by the Compensation Committee are eligible to participate under the Executive Plan. Currently, we expect that approximately 8 of our executives will participate in the Executive Plan for the 2017 fiscal year.

Performance Goals and Criteria. Each fiscal year the Compensation Committee will establish a Performance Goals from among the Performance Criteria listed below.

Performance Goals and Criteria
revenue	EBIT	market share	return on invested capital or sales
earnings per share	EBITDA	market segment share	cash flow return on capital
operating income	return on equity	product release schedules	operating margins
net income (before or after taxes)	return on assets	new product innovation	improvements in capital structure
cash flow (including, but not limited to, operating cash flow and free cash flow)	return on capital	cost reduction through advanced technology	budget and expense management
gross profits	revenue growth	brand recognition/acceptance	productivity ratios
growth in any of the preceding measures	total shareholder return	product ship targets	expense targets
gross profit return on investment	economic value added	stock value	margins
gross margin return on investment	customer satisfaction	net earnings (before or after taxes)	operating efficiency
working capital	technology leadership	diluted earnings per share (before or after taxes)	working capital targets
gross margins	number of new patents	net revenues or net revenue growth	enterprise value
completion of acquisitions or business expansion	employee retention	net operating profit (before or after taxes)	safety record

Such Performance Criteria may relate to the performance of the Company as a whole, a business unit, division, department, individual or any combination of these any may be applied on an absolute basis and/or relative to one or more peer group companies or indices, or any combination thereof, using GAAP or non-GAAP accounting, as the Compensation Committee shall determine. Performance Goals may include a threshold level of performance below which no award will be paid and levels of performance at which specified percentages of the award will be paid and may also include a maximum level of performance above which no additional amount will be paid.

Prior to, or reasonably promptly following the commencement of each Performance Period, but no later than the 90th day of the Performance Period (or, if earlier, the date on which 25% of the Performance Period has elapsed) (the “Determination Date”), the Compensation Committee will determine whether awards for the performance period will be granted (if at all) as target awards or incentive pool awards and establish the target award or incentive pool award for each participant. A target award is an award expressed as a percentage of a participant’s base salary (or, in special circumstances, as a fixed amount of cash). An incentive pool award is an award expressed as a percentage of an incentive pool. The amount of the incentive pool for a performance period is determined by a formula set by the Compensation Committee no later than the Determination Date. In no event may any incentive

Haemonetics 2016 Proxy Statement

pool award exceed 100% of the total incentive pool for the Performance Period nor may the sum of all incentive pool awards exceed 100% of the total incentive pool.

Payout of awards under the Executive Plan will be contingent upon achievement of the Performance Goals.

Performance Period. The period for which performance is calculated shall, unless otherwise indicated by the Compensation Committee, be our fiscal year beginning with 2017.

Payment of Awards. All awards under the Executive Plan for a fiscal year will be paid in cash following the end of our fiscal year, provided that the Committee has previously certified that the Performance Goals were attained. The maximum amount paid under the Executive Plan to any participant in any fiscal year of the Company with respect to any award will be $3.0 million, though the Committee may, in its discretion, provide for payments in lesser amounts, including zero. The Committee may not waive the achievement of the Performance Goals, but if an award so provides, the Committee may adjust or modify the Performance Goals for any of the following events: (a) asset write-downs; (b) significant litigation ; (c) the effect of changes in tax laws, accounting standards or principles, or other laws or regulatory rules affecting reporting results; (d) any reorganization or restructuring programs; (e) unusual or infrequent items as described in management’s discussion and analysis of financial conditions and results of operations appearing in the Company’s annual report to shareholders for the applicable year or period; (f) acquisitions or divestitures; (g) any other specific unusual or nonrecurring events or objectively determinable category thereof; (h) foreign exchange gains and losses; and (i) a change in the Company’s fiscal year.

Forfeiture or Reduction of Award and Clawback. The Compensation Committee has the discretion under the Executive Plan to reduce or eliminate the amount payable to any Participant based on factors it deems appropriate, including individual performance of the Participant. The Executive Plan also provides that awards under the plan are subject to the Company’s clawback or policy that may be in effect from time to time, as well as any similar provision of applicable law, any of which could in certain circumstances require repayment or forfeiture of awards under the Executive Plan.

Non-transferability. A participant’s rights and interests under the Plan, including any award previously made to such person or any amounts payable under the Plan may not be assigned, pledged or transferred, except in the event of the participant’s death to a designated beneficiary in accordance with the Plan, or in the absence of such designation, by will or the laws of descent or distribution.

Federal Income Tax Consequences. All cash payments made under the Executive Plan are taxable as ordinary income to the participant when received. While we intend that payments made under the Executive Plan will be fully deductible by the Company when paid, there are operational requirements that must be met in order to qualify for the Section 162(m) performance-based exception, and there is no guarantee that amounts will in fact be deductible. It is intended that payments under the Plan qualify as short-term deferrals exempt from the requirements of Section 409A.

Termination of Employment. The Executive Plan generally requires that a participant be actively employed (or on an approved leave of absence or long-term disability leave) at the end of a Performance Period to receive payment for that Performance Period. The Compensation Committee may, in its sole discretion, pay a pro-rated award to a participant who has terminated employment prior to the end of the Performance Period, provided that the Compensation Committee certifies that the Performance Goals for the Performance Period have been met. If a participant’s employment ends during a fiscal year due to death or disability, the participant will be paid a pro rata portion of the award payment that the participant would have received if employed throughout the Performance Period.

Amendment and Termination. The Compensation Committee or board may amend, suspend or terminate the Executive Plan at any time. No amendment that requires shareholder approval for the Plan to continue to comply with Section 162(m) shall be effective unless shareholder approval is obtained. No amendment may materially and adversely affect the rights of any participant to awards allocated prior to such amendment, suspension or termination.

Haemonetics 2016 Proxy Statement

NEW PLAN BENEFITS
The table below sets forth the target value of Executive Plan awards for the 2017 fiscal year:

Name and Position	Target Value ($)
Ronald Gelbman	0
Christopher Lindop	0
Kent Davies	$386,250
David Fusco	$185,850
Byron Selman	$225,000
Executive Group	Sum of remainder

Haemonetics 2016 Proxy Statement

ITEM 5—	TO RATIFY THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors, through its Audit Committee, has appointed Ernst & Young LLP as independent registered public accounting firm to audit the consolidated financial statements of the Company and its subsidiaries for the fiscal year ending April 1, 2017.
Representatives of Ernst &Young are expected to be present at the annual meeting, and will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.
Accordingly, the Board of Directors believes ratification of the appointment of Ernst &Young as the Company’s independent registered public accounting firm for the fiscal year 2017 is in the best interests of the Company and its shareholders and recommends a vote FOR this Item 5.

Haemonetics 2016 Proxy Statement

AUDIT COMMITTEE REPORT

NATURE OF THE REPORT
The material in this report is not “soliciting material,” is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing
AUDIT COMMITTEE FINANCIAL EXPERT
The Board of Directors has determined that all Audit Committee members are "financially literate" under the current listing standards of the New York Stock Exchange. The Board also determined that Mr.Dockendorff and Mr. Merriman each qualify as an “audit committee financial expert” as defined by the Securities and Exchange Commission rules adopted pursuant to the Sarbanes-Oxley Act of 2002.
AUDIT COMMITTEE REPORT
The Audit Committee is currently comprised of four directors, each of whom meets the applicable independence and experience requirements of the New York Stock Exchange and the Securities and Exchange Commission, as determined by the Board. The Committee operates under a written charter adopted by the Board.
The primary responsibility of the Committee is to oversee the Company’s financial reporting process on behalf of the Board and to report the results of their activities to the Board regularly. While the Committee has the responsibilities and powers set forth in its Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s consolidated financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Management is responsible for the preparation, presentation, and integrity of the Company’s consolidated financial statements and for the appropriateness of the accounting principles and reporting policies that are used by the Company. The independent registered public accounting firm is responsible for auditing the Company’s consolidated financial statements and for reviewing the Company’s unaudited interim consolidated financial statements. In so doing, it is the responsibility of the Committee to maintain free and open communication between the Committee, the independent registered public accounting firm, internal auditors and management of the Company. The Committee is also directly responsible for the appointment, subject to shareholder ratification, termination, and the compensation of the independent registered public accounting firm.
In this context, the Audit Committee met ten times during the fiscal year ended April 2, 2016 to review and discuss the Company’s audited consolidated financial statements with management and with the Company’s independent registered public accounting firm. Management represented to the Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles. Discussions about the Company’s audited consolidated financial statements included the independent registered public accounting firm’s judgments about the overall quality of the statements, not just their technical compliance. The Committee focused on the accounting principles used, the reasonableness of significant judgments and the clarity of disclosures in its financial statements. The Committee also discussed with the Company's independent registered public accounting firm, Ernst &Young, LLP, the matters required to be discussed with audit committees under generally accepted auditing standards, including, among other things, the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. Ernst &Young provided the Audit Committee with written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board, “Independence Discussions with Audit Committees,” as currently in effect, and the Audit Committee discussed with Ernst &Young its independence from our Company. The Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm. All audit and non-audit services performed by the independent registered public accounting firm during this year ended April 2, 2016 were pre-approved in accordance with this policy.

Haemonetics 2016 Proxy Statement

When considering Ernst &Young's independence, the Audit Committee considered whether its provision of services to our Company beyond those rendered in connection with its audit of our consolidated financial statements and review of our condensed consolidated financial statements included in our Quarterly Reports on Form 10-Q was compatible with Ernst & Young maintaining their independence.
Fees billed by the Company’s independent registered public accounting firm for fiscal years 2016 and 2015 were comprised of the following:

	Fiscal Year 2016	Fiscal Year 2015
Audit Fees	$2,650,000	$2,290,000
Audit—Related Fees	25,000	25,000
Tax Fees	203,185	461,000
All Other Fees	2,500	3,000
Total	$2,880,685	$2,779,000

Audit fees consists of aggregate fees billed for professional services rendered in connection with the audit of our consolidated financial statements, the audit of the effectiveness of our internal control over financial reporting, reviews of the interim consolidated financial statements included in our quarterly reports, international statutory audits, regulatory filings and consents and other services related to Securities and Exchange Commission filings, and accounting consultations which relate to the audited financial statements and are necessary to comply with U.S. generally accepted accounting principles. Audit related fees consist of fees related to the audit of our Haemonetics Corporation Savings Plus Plan. Tax fees include all fees paid for tax compliance, reporting, and planning. All other fees consist of aggregate fees billed for the license of technical accounting software.
Based on the Committee’s discussion with management and the independent registered public accounting firm, and the Committee’s review of the representations of management and the report of the independent registered public accounting firm to the Committee, the Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended April 2, 2016 filed with the Securities and Exchange Commission.
AUDIT COMMITTEE
Charles Dockendorff, Chairman
Ronald Gelbman
Richard Meelia
Ronald Merriman

Haemonetics 2016 Proxy Statement

ADDITIONAL INFORMATION

2017 SHAREHOLDER PROPOSALS OR NOMINATIONS
Any proposal submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 for inclusion in the Company’s Proxy Statement and form of proxy relating to the 2017 Annual Meeting of Shareholders must have been received at the Company’s principal executive offices in Braintree, Massachusetts on or before February 10, 2017. Any notice of a proposal submitted outside the processes of Rule 14a-8 which a shareholder intends to bring before the Company’s 2017 Annual Meeting of Shareholders will be untimely under the By-Laws of the Company unless notice thereof is given by the shareholder to the Secretary of the Company not later than April 22, 2017, nor earlier than March 23, 2017.
In accordance with the provisions of Rule 14a-4(c) promulgated under the Securities Exchange Act of 1934, if the Company did not receive notice of a shareholder proposal to be raised at its 2016 Annual Meeting on or before April 29, 2016, then the proxies are allowed to use their discretionary voting authority when the proposal is raised at the 2016 Annual Meeting.
OTHER MATTERS
Management knows of no matters which may properly be and are likely to be brought before the meeting other than the matters discussed herein. However, if any other matters properly come before the meeting, the proxy holders named in the enclosed proxy card will vote in accordance with their best judgment.
VOTING PROXIES
The Board of Directors recommends an affirmative vote on all Items. Proxies will be voted as specified. If authorized proxies are submitted without specifying an affirmative or negative vote on any proposal, the shares represented by such proxies will be voted in favor of the Board of Directors’ recommendations.
By Order of the Board of Directors

Sandra Jesse
Secretary
Braintree, Massachusetts
June 10, 2016

Haemonetics 2016 Proxy Statement

APPENDIX A—	HAEMONETICS CORPORATION 2007 EMPLOYEE STOCK PURCHASE PLAN (AS AMENDED)

On April 7, 2016 (the “Effective Date”), the Board of Directors adopted this amended and restated 2007 Employee Stock Purchase Plan, which shall govern all grants of options under the Plan made after the Effective Date. For the terms and conditions of the Plan applicable to an Option granted before the Effective Date, refer to the version of the Plan in effect as of the date such option was granted.
1.     Purpose
        It is the purpose of this 2007 Employee Stock Purchase Plan (as amended) to provide a means whereby eligible employees may purchase Common Stock of Haemonetics Corporation (the "Company") through payroll deductions. It is intended to provide a further incentive for employees to promote the best interests of the Company and to encourage stock ownership by employees in order that they may participate in the Company's economic growth.
        It is the intention of the Company that the Plan qualify as an "employee stock purchase plan" within the meaning of Section 423 of the Internal Revenue Code and the provisions of this Plan shall be construed in a manner consistent with the Code.
2.     Definitions
        The following words or terms, when used herein, shall have the following respective meanings:
(a) "Plan" shall mean the 2007 Employee Stock Purchase Plan, as it may be amended from time to time.

(b) "Company" shall mean Haemonetics Corporation, a Massachusetts corporation.

(c) "Account" means the Employee Stock Purchase Account established for a Participant under Section 7 hereunder.

(d) "Basic Compensation" shall mean the regular rate of salary or wages in effect immediately prior to a Purchase Period, including sales commissions, before any deductions or withholdings, but shall exclude overtime, bonuses and amounts paid in reimbursement for expenses.

(e) "Board of Directors" shall mean the Board of Directors of Haemonetics Corporation.

(f) "Code" shall mean the Internal Revenue Code of 1986, as amended.

(g) "Committee" shall mean the Stock Purchase Plan Committee appointed and acting in accordance with the terms of the Plan.

(h) "Common Stock" shall mean shares of the Company's common stock with a par value of $.01 per share.

(i) "Effective Date" shall have the meaning set forth in the preamble.

(j) "Eligible Employees" shall mean all persons employed by (i) the Company or (ii) any subsidiary corporation of the Company (as defined in Section 424(f) of the Code) that has been designated by the Board of Directors, or the Committee if one has been appointed, from time to time as eligible to be a participating subsidiary under the Plan, but excluding:

(i) Persons whose customary employment is less than twenty hours per week or five months or less per year; and

(ii) Persons who are deemed for purposes of Section 423(b)(3) of the Code to own stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company, its parent or a subsidiary.

Haemonetics 2016 Proxy Statement

For purposes of the Plan, employment will be treated as continuing intact while a Participant is on military leave, sick leave, or other bona fide leave of absence, for up to 90 days or so long as the Participant's right to re-employment is guaranteed either by statute or by contract, if longer than 90 days.

(k) "Exercise Date" shall mean the last day of a Purchase Period; provided, however, that if such date is not a business day, "Exercise Date" shall mean the immediately preceding business day.

(l) "Participant" shall mean an Eligible Employee who elects to participate in the Plan under Section 6 hereunder.

(m) Except as provided below, there shall be two "Purchase Periods" in each full calendar year during which the Plan is in effect, one commencing on November 1st of each calendar year and continuing through April 30 of such calendar year, and the second commencing on May 1st of each calendar year and continuing through October 31st of such calendar year. The last Purchase Period shall end on October 31, 2026.

(n) "Purchase Price" shall mean the lower (i) 85% of the fair market value of a share of Common Stock for the first business day of the relevant Purchase Period, or (ii) 85% of such value on the relevant Exercise Date. If the shares of the Common Stock are listed on any national securities exchange, the fair market value per share of Common Stock on a particular day shall be the closing price, if any, on the largest such exchange. If there are no sales of the shares of Common Stock on such particular day, the fair market value of a share of Common Stock shall be determined by the fair market value of a share of Common Stock on the nearest date prior to the Exercise Date. If the fair market value cannot be determined under the preceding sentences, it shall be determined in good faith by the Committee.

3.     Grant of Option to Purchase Shares
Each Eligible Employee shall be granted an option effective on the first day of each Purchase Period to purchase shares of Common Stock. The term of the option shall be the length of the Purchase Period. The number of shares subject to each option shall be the quotient of the aggregate payroll deductions in the Purchase Period authorized by each Participant in accordance with Section 6 divided by the Purchase Price, but in no event greater than 1,600 shares per option. Notwithstanding the foregoing, (i) no employee shall be granted an option which permits his right to purchase shares under the Plan and under all other Code Section 423(b) employee stock purchase plans of the Company or any parent or subsidiary corporation to accrue at a rate which exceeds in any one calendar year $25,000 of the fair market value of the Common Stock as of the date the option to purchase is granted.

4.     Shares
There shall be 3,200,000 shares of Common Stock reserved for issuance to and purchase by Participants under the Plan, subject to adjustment as herein provided. The shares of Common Stock subject to the Plan shall be shares of authorized but unissued Common Stock. Shares of Common Stock not purchased under an option terminated pursuant to the provisions of the Plan may again be subject to options granted under the Plan.
The aggregate number of shares of Common Stock which may be purchased pursuant to options granted hereunder, the number of shares of Common Stock covered by each outstanding option, the maximum number of shares that may be granted in any Purchase Period and the purchase price for each such option shall by appropriately adjusted for any increase or decrease in the number of outstanding shares of Common Stock resulting from a stock split or other subdivision or consolidation of shares of Common Stock or for other capital adjustments or payments of stock dividends or distributions or other increases or decreases in the outstanding shares of Common Stock effected without receipt of consideration by the Company.
If the Board of Directors or the Committee determines that on a given Exercise Date the number of shares with respect to which options are to be exercised may exceed: (a) the number of shares then available for sale under the Plan; or (b) the number of shares available for sale under the Plan on the first day of one or more of the Purchase Periods in which such Exercise Date is to occur (each, an “Offering Date”), the Board of Directors or the Committee may make a pro rata allocation of the shares remaining available for purchase on such Offering Date or Exercise Date, as applicable, and will either continue the Purchase Period then in effect or terminate any one or more Purchase Periods then in effect pursuant to Section 17, below. Such allocation method will be “bottom up,”

Haemonetics 2016 Proxy Statement

with the result that all option exercises for one (1) share will be satisfied first, followed by all exercises for two (2) shares, and so on, until all available shares have been exhausted. Any amount remaining in a Participant’s payroll account following such allocation will be returned to the Participant and will not be carried over to any future Purchase Period.

5.     Administration
The Plan shall be administered by the Board of Directors or a Stock Purchase Plan Committee appointed from time to time by the Board of Directors. All members of the Committee shall serve at the discretion of the Board. The Board of Directors or the Committee, if one has been appointed, is vested with full discretionary authority and control to administer the Plan, including determining eligibility, construing the terms of the Plan, remedying any ambiguities or inconsistencies, supplying any omissions, and making, administering and interpreting such equitable rules and regulations regarding the Plan as it may deem advisable, including, without limitation, adopting sub-plans applicable to particular participating subsidiaries of the Company or locations, which sub-plans may be designed to be outside the scope of Section 423 of the Code. The Board of Directors', or the Committee's, if one has been appointed, determinations as to the interpretation and operation of the Plan shall be final and conclusive. No member of the Board of Directors or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any option granted under the Plan. The Board of Directors or the Committee may designate separate Purchase Periods under the Plan (the terms of which need not be identical) in which Eligible Employees of one or more participating subsidiaries will participate, even if the dates of the applicable Purchase Periods of each such offering are identical. The Board of Directors or the Committee may delegate, to the maximum extent permitted under applicable law or legal requirements, any or all of its authority under this Plan to such senior officer(s) or other employees of the Company as the Board of Directors or the Committee may designate. Notwithstanding any such delegation of authority, the Board of Directors or the Committee may itself take any action under the Plan in its discretion at any time.

6.     Election to Participate
An Eligible Employee may elect to become a Participant in the Plan for a Purchase Period by completing a "Stock Purchase Agreement" form at least ten (10) days (or such shorter period as the Board of Directors or the Committee may specify in writing) prior to the first day of the Purchase Period for which the election is made. Such Stock Purchase Agreement shall be in such form as shall be determined by the Board of Directors or the Committee. The election to participate shall be effective for the Purchase Period for which it is made and shall continue to be in effect for subsequent Purchase Periods unless and until a Participant files a notice of cancelation under Section 9. There is no limit on the number of Purchase Periods for which an Eligible Employee may elect to become a Participant in the Plan. In the Stock Purchase Agreement, the Eligible Employee shall authorize regular payroll deductions of any full percentage of his Basic Compensation, but in no event less than two percent (2%) nor more than fifteen percent (15%) of his Basic Compensation. An Eligible Employee may not change his authorization except as otherwise provided in Section 9. Options granted to Eligible Employees who have failed to execute a Stock Purchase Agreement within the time periods prescribed by the Plan will automatically lapse. Notwithstanding a Participant’s election in his Stock Purchase Agreement, the Company may reduce a Participant’s payroll deductions to prevent a Participant from exceeding the limitations set forth in Section 3.

7.     Employee Stock Purchase Account
An Employee Stock Purchase Account will be established for each Participant in the Plan for bookkeeping purposes, and payroll deductions made under Section 6 will be credited to such Accounts. However, prior to the purchase of shares in accordance with Section 8 or withdrawal from or termination of the Plan in accordance with the provisions hereof, the Company may use for any valid corporate purpose all amounts deducted from a Participant's wages under the Plan and credited for bookkeeping purposes to his Account.
The Company shall be under no obligation to pay interest on funds credited to a Participant's Account, whether upon purchase of shares in accordance with Section 8 or upon distribution in the event of withdrawal from or termination of the Plan as herein provided.

Haemonetics 2016 Proxy Statement

8.     Purchase of Shares
Each Eligible Employee who is a Participant in the Plan automatically and without any act on his part will be deemed to have exercised his option on each Exercise Date to the extent that the balance then in his Account under the Plan is sufficient to purchase at the Purchase Price whole shares of the Common Stock subject to his option. Any balance remaining in the Participant's Account which represents less than the Purchase Price of a whole share shall be carried forward and credited for use in the next Purchase Period. If the Employee chooses not to participate in the next Purchase Period, any balance will be refunded to him in cash. Notwithstanding the foregoing, any balance remaining in a Participant's Account at the end of a Purchase Period as a result of aggregate payroll deductions having exceeded the limitations set forth in Section 3 shall be refunded to the Participant in cash without interest.

9.     Withdrawal
A Participant who has elected to authorize payroll deductions for the purchase of shares of Common Stock may cancel his election by written notice of cancellation delivered to the office or person designated by the Company to receive Stock Purchase Agreements ("Cancellation"), but any such notice of Cancellation must be so delivered not later than ten (10) days before the relevant Exercise Date.
A Participant will receive in cash, as soon as practicable after delivery of the notice of Cancellation, the amount credited to his Account. Any Participant who so withdraws from the Plan may again become a Participant at the start of the next Purchase Period in accordance with Section 6.
Upon dissolution or liquidation of the Company or a merger or consolidation in which the Company is not the surviving entity every option outstanding hereunder shall terminate, in which event each Participant shall be refunded the amount of cash then in his Account.

10.   Issuance of Stock Certificates
The shares of Common Stock purchased by a Participant shall, for all purposes, be deemed to have been issued and sold at the close of business on the Exercise Date. Prior to that date none of the rights or privileges of a stockholder of the Company, including the right to vote or receive dividends, shall exist with respect to such shares.
Within a reasonable time after the Exercise Date, the Company shall either, as the Board of Directors or the Committee may direct, issue and deliver a certificate for, or make an entry on the Company’s books and records evidencing the transfer of, the number of shares of Common Stock purchased by a Participant for the Purchase Period. Such certificate or book entry shall be registered either in the Participant's name, jointly in the names of the Participant and his spouse, or in the name of the Participant or his spouse as guardian for their children, as the Participant shall designate in his Stock Purchase Agreement. Such designation may be changed at any time by filing notice thereof with the party designated by the Company to receive such notices. The Board of Directors or the Committee may, at its discretion, choose to deliver shares of Common Stock purchased by Participants for a Purchase Period to a broker designated by the Board of Directors or the Committee to hold shares for the benefit of the Participants.

11.   Termination of Employment
(a) Upon a Participant's termination of employment for any reason, other than death, no payroll deduction may be made from any compensation due him and the entire balance credited to his Account shall be automatically refunded.
(b) Upon the death of a Participant, no payroll deduction shall be made from any compensation due him at time of death, and the entire balance in the deceased Participant's Account shall be paid in cash to the Participant's designated beneficiary, if any, under a group insurance plan of the Company covering such employee, or otherwise to his estate.

12.   Rights not Transferable
The right to purchase shares of Common Stock under this Plan is exercisable only by the Participant during his lifetime and is not transferable by him. If a Participant attempts to transfer his right to purchase shares under the

Haemonetics 2016 Proxy Statement

Plan, he shall be deemed to have requested withdrawal from the Plan and the provisions of Section 9 hereof shall apply with respect to such Participant.

13.   No Guarantee of Continued Employment
Granting of an option under this Plan shall imply no right of continued employment with the Company for any Eligible Employee.

14.   Notice
Any notice which an Eligible Employee or Participant files pursuant to this Plan shall be in writing and shall be delivered personally or by mail addressed to Haemonetics Corporation, 400 Wood Road, Braintree, Massachusetts 02184 Attn: Chief Legal Officer. Any notice to a Participant or an Eligible Employee shall be conspicuously posted in the Company's principal office or shall be mailed addressed to the Participant or Eligible Employee at the address designated in the Stock Purchase Agreement or in a subsequent writing.

15.   Application of Funds
All funds deducted from a Participant's wages in payment for shares purchased or to be purchased under this Plan may be used for any valid corporate purpose provided that the Participant's Account shall be credited with the amount of all payroll deductions as provided in Section 7.

16.   Government Approvals or Consents
This Plan and any offering and sales to Eligible Employees under it are subject to any governmental approvals or consents that may be or become applicable in connection therewith. Subject to the provisions of Section 17, the Board of Directors of the Company may make such changes in the Plan and include such terms in any offering under this Plan as may be necessary or desirable, in the opinion of counsel, to comply with the rules or regulations of any governmental authority, or to be eligible for tax benefits under the Code or the laws of any state.

17.   Amendment of the Plan
The Board of Directors may, without the consent of the Participants, amend the Plan at any time, provided that no such action shall adversely affect options theretofore granted hereunder, and provided that no such action by the Board of Directors without approval of the Company's stockholders may: (a) increase the total number of shares of Common Stock which may be purchased by all Participants; or (b) change the class of corporations whose employees may be eligible to receive options under the Plan.
For purposes of this Section 17, administrative changes to the Plan’s administration, including changes to the length of the Purchase Period and the establishment or revisions of foreign currency exchange ratios, and termination of the Plan by the Board of Directors pursuant to Section 18, shall not be deemed to be an action which adversely affects options granted under the Plan.

18.   Term of the Plan
The Plan, as amended, shall become effective on the Effective Date, provided that it has been approved by the stockholders of the Company. The Plan shall continue in effect through December 31, 2026, provided, however, that the Board of Directors shall have the right to terminate the Plan at any time. In the event of the expiration of the Plan or its termination, all options then outstanding under the Plan shall automatically be cancelled and the entire amount credited to the Account of each Participant hereunder shall be refunded to each such Participant.

19.   Withholding of Additional Income Taxes
By electing to participate in the Plan, each Participant acknowledges that the Company is required to withhold taxes with respect to the amounts deducted from the Participant's compensation and accumulated for the benefit of the Participant under the Plan and each Participant agrees that the Company may deduct additional amounts from the Participant's compensation, when amounts are added to the Participant's account, used to

Haemonetics 2016 Proxy Statement

purchase Common Stock or refunded, in order to satisfy such withholding obligation. Each Participant further acknowledges that when Common Stock is purchased under the Plan, the Company may be required to withhold taxes with respect to all or a portion of the difference between the fair market value of the Common Stock purchased and its purchase price, and each Participant agrees that such taxes may be withheld from compensation otherwise payable to such Participant. It is intended that tax withholding will be accomplished in such a manner that the full amount of payroll deductions elected by the Participant under Section 6 will be used to purchase Common Stock. However, if amounts sufficient to satisfy applicable tax withholding obligations have not been withheld from compensation otherwise payable to any Participant, then, notwithstanding any other provisions of the Plan, the Company may withhold such taxes from the Participant's accumulated payroll deductions and apply the net amount to the purchase of Common Stock, unless the Participant pays to the Company, prior to the exercise date, an amount sufficient to satisfy such withholding obligations. Each Participant further acknowledges that the Company may be required to withhold taxes in connection with the disposition of stock acquired under the Plan and agrees that the Company may take whatever action it considers appropriate to satisfy such withholding requirements, including deducting from compensation otherwise payable to such Participant an amount sufficient to satisfy such withholding requirements or conditioning any disposition of Common Stock by the Participant upon the payment to the Company of an amount sufficient to satisfy such withholding requirements.

20. Corporate Transactions.
(a) In the event of a proposed Corporate Transaction (as defined below), each option under the Plan will be assumed by such successor corporation or a parent or subsidiary of such successor corporation, unless the Board of Directors or the Committee, in the exercise of its sole discretion and in lieu of such assumption, determines to (x) terminate the Plan as of the end of the Purchase Period immediately preceding the effective date of the Corporate Transaction and promptly refund to Participants all payroll deductions accumulated through such effective date or (y) shorten the Purchase Period then in progress by setting a new Exercise Date (the “New Exercise Date”). If the Board of Directors or the Committee determines to shorten the Purchase Period then in progress, the Board of Directors or the Committee will notify each Participant in writing at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the Participant’s option has been changed to the New Exercise Date and that either:
(i) the Participant’s option will be exercised automatically on the New Exercise Date, unless prior to such date the Participant has withdrawn from the Purchase Period as provided in Section 9; or
(ii) the Company will pay to the Participant on the New Exercise Date an amount in cash, cash equivalents, or property as determined by the Board of Directors or the Committee that is equal to the excess, if any, of (x) the fair market value of the shares subject to the option over (y) the Purchase Price due had the Participant’s option been exercised automatically under Subsection (a)(i) above. In addition, all remaining accumulated payroll deduction amounts will be returned to the Participant.
(b) For purposes of this Section 20, an option granted under the Plan will be deemed to be assumed if, in connection with the Corporate Transaction, the option is replaced with a comparable option with respect to shares of capital stock of the successor corporation or parent thereof. The determination of option comparability will be made by the Board of Directors or the Committee prior to the Corporate Transaction and its determination will be final, binding and conclusive on all persons.
(c) “Corporate Transaction” means the earliest to occur of the following events:
(i)    a person, or any two or more persons acting as a group, and all affiliates of such person or persons, who prior to such time owned less than thirty-five percent (35%) of the then outstanding shares of Common Stock, shall acquire such additional shares of Common Stock in one or more transactions, or series of transactions, such that following such transaction or transactions such person or group and affiliates beneficially own thirty-five percent (35%) or more of Common Stock outstanding;
(ii)    closing of the sale of all or substantially all of the assets of the Company on a consolidated basis to an unrelated person or entity, and;
(iii)    there is a consummation of any merger, reorganization, consolidation or share exchange unless the persons who were the beneficial owners of the outstanding shares of Common Stock immediately before the consummation of such transaction beneficially own more than 50% of the outstanding shares of the common stock of the successor or survivor entity in such transaction immediately following the consummation of such transaction. For purposes of this Section 20(c)(iii), the percentage of the beneficially owned shares of the successor or survivor entity described above shall be determined

Haemonetics 2016 Proxy Statement

exclusively by reference to the shares of the successor or survivor entity which result from the beneficial ownership of shares of common stock of the Company by the persons described above immediately before the consummation of such transaction.

21.   General
Except as specifically provided in a retirement or other benefit plan of the Company or a participating subsidiary of the Company, participation in the Plan will not be deemed compensation for purposes of computing benefits or contributions under any retirement plan of the Company or a participating subsidiary of the Company, and will not affect any benefits under any other benefit plan of any kind or any benefit plan subsequently instituted under which the availability or amount of benefits is related to level of compensation. The Plan is not a “Retirement Plan” or “Welfare Plan” under the Employee Retirement Income Security Act of 1974, as amended.

Whenever the context of this Plan permits, the masculine gender shall include the feminine and neuter genders.

As Amended December 3, 2012 -     To adjust available shares under Section 4 to reflect share dividend

As Amended April 7, 2016 -
To increase the number of shares available under the Plan, extend the Plan’s term and make administrative revisions, including updated price calculations and treatment in a change of control transaction.

Haemonetics 2016 Proxy Statement

APPENDIX B—	HAEMONETICS CORPORATION WORLDWIDE EXECUTIVE BONUS PLAN

1.    Background and Purpose.
    1.1    Purpose. The purpose of the Haemonetics Corporation Worldwide Executive Bonus Plan (the "Plan") is to provide incentive compensation to those eligible employees who contribute significantly to the growth, profitability and success of the Company’s business goals and achieve their individual performance goals. The Committee may choose, with respect to each Performance Period, to grant Awards under the Plan as either Target Awards or Incentive Pool Awards, as more fully described below.
Awards under the Plan are intended to qualify as performance-based compensation deductible by the Company under the qualified performance-based compensation exception to Section 162(m) of the Code.
    1.2    Effective Date. The Plan is effective as of April 3, 2016 (the "Effective Date"), subject to approval by the Company's shareholders at the first annual meeting of shareholders to occur after the Effective Date, and shall remain in effect until it has been terminated pursuant to Section 8.6.
2.    Definitions. The following terms shall have the following meanings:
    2.1    "Affiliate" means any corporation or other entity controlled by the Company.
    2.2    "Award" means an award granted pursuant to the Plan, the payment of which shall be contingent on the attainment of Performance Goals with respect to a Performance Period, as determined by the Committee pursuant to Section 6.1.
    2.3    "Base Salary" means the Participant's annualized rate of base salary on the first day of the Performance Period before (i) deductions for taxes or benefits and (ii) deferrals of compensation pursuant to any Company or Affiliate-sponsored plans.
    2.4    "Board" means the Board of Directors of the Company, as constituted from time to time.
2.5    "Cause" means:
(a)    If the Participant is a party to an employment agreement with the Company or an Affiliate which determines all principle aspects of the employment relationship and such agreement provides for a definition of Cause, the definition contained therein; or
        (b)    If no such agreement exists, or if such agreement does not define Cause:
(i)    the Participant’s conviction of (or a plea of guilty or nolo contendere to) a felony or any other crime involving moral turpitude, dishonesty, fraud, theft or financial impropriety; or
(ii)    a determination by the Company that the Participant has (i) failed to perform substantially the Participant’s duties (other than any such failure resulting from the Participant’s Disability), (ii) engaged in illegal conduct, an act of dishonesty or gross misconduct, or (iii) willfully violated a Company policy or the Participant’s fiduciary duty to the Company.
    2.6    "Code" means the U.S. Internal Revenue Code of 1986, as amended from time to time, including any regulations or authoritative guidance promulgated thereunder and successor provisions thereto.
2.7    "Committee" means the committee appointed by the Board to administer the Plan pursuant to Section 3.1.

Haemonetics 2016 Proxy Statement

2.8    "Company" means Haemonetics Corporation, a Massachusetts corporation, and any successor thereto.
2.9    "Covered Employee" has the meaning set forth in Section 162(m)(3) of the Code.
    2.10    "Determination Date" means the earlier of: (a) the 90th day of the Performance Period, or (b) the date on which 25% of the Performance Period has elapsed. The Determination Date shall be a date on which the outcome of the Performance Goals are substantially uncertain.
    2.11    "Disability" means, unless otherwise defined in an employment agreement between the Participant and the Company, the Participant’s inability, due to physical or mental incapacity resulting from injury, sickness or disease, for one hundred and eighty days in any twelve-month period to perform the Participant’s duties in connection with his or her employment with the Company, as determined by the Committee.
2.12    “Incentive Pool” means the aggregate amount that may be paid under all Awards with respect to a Performance Period, determined in accordance with Section 5.2.
2.13    "Incentive Pool Award" means the maximum award payable under the Plan to a Participant for a particular Performance Period, expressed as a percentage of an Incentive Pool.
2.14    "Maximum Target Award" means as to any Participant for any Plan Year $3,000,000. The Maximum Target Award limit shall be pro-rated for any Award payable with respect to a Performance Period that is shorter than one year.
    2.15    "Negative Discretion" means the discretion of the Committee to reduce or eliminate the size of an Award in accordance with Section 6.1(c) of the Plan.
2.16    "Participant" means as to any Performance Period, the CEO and the members of the Executive Council of the Company who are designated by the Committee to participate in the Plan for that Performance Period.
2.17    "Performance Criteria" means the performance criteria upon which the Performance Goals for a particular Performance Period are based, which, unless and until the Committee or Board proposes to shareholders and shareholders approve a change in Performance Criteria, may include any of the following:
(a)    revenue;
(b)    earnings per share;
(c)    operating income;
(d)    net income (before or after taxes);
(e)    cash flow (including, but not limited to, operating cash flow and free cash flow);
(f)    gross profit;
(g)    growth in any of the preceding measures;
(h)    gross profit return on investment;
(i)    gross margin return on investment;
(j)    working capital;
(k)    gross margins;
(l)    EBIT;
(m)    EBITDA;
(n)    return on equity;

Haemonetics 2016 Proxy Statement

(o)    return on assets;
(p)    return on capital;
(q)    revenue growth;
(r)    total shareholder return;
(s)    economic value added;
(t)    customer satisfaction;
(u)    technology leadership;
(v)    number of new patents;
(w)    employee retention;
(x)    market share;
(y)    market segment share;
(z)    product release schedules
(aa)    new product innovation;
(bb)    cost reduction through advanced technology;
(cc)    brand recognition/acceptance;
(dd)    product ship targets;
(ee)    stock value;
(ff)    net earnings (before or after taxes);
(gg)    diluted earnings per share (before or after taxes);
(hh)    net revenues or net revenue growth;
(ii)    net operating profit (before or after taxes);
(jj)    return on invested capital or sales;
(kk)    cash flow return on capital;
(ll)    operating margins;
(mm)    improvements in capital structure;
(nn)    budget and expense management;
(oo)    productivity ratios;
(pp)    expense targets;
(qq)    margins;
(rr)    operating efficiency;
(ss)    working capital targets;
(tt)    enterprise value;

Haemonetics 2016 Proxy Statement

(uu)    safety record; and
(vv)    completion of acquisitions or business expansion.
Such Performance Criteria may relate to the performance of the Company as a whole, a business unit, division, department, individual or any combination of these and may be applied on an absolute basis and/or relative to one or more peer group companies or indices, or any combination thereof, using GAAP or non-GAAP accounting, as the Committee shall determine.
    2.18    "Performance Goals" means the goals selected by the Committee, in its discretion to be applicable to a Target Award or Incentive Pool for any Performance Period. Performance Goals shall be based upon one or more Performance Criteria. Performance Goals may include a threshold level of performance below which no Award will be paid and levels of performance at which specified percentages of the Target Award or Incentive Pool will be paid and may also include a maximum level of performance above which no additional Target Award or Incentive Pool amount will be paid.
2.19    "Performance Period" means the period for which performance is calculated, which unless otherwise indicated by the Committee, shall be the Plan Year.
2.20    "Plan" means the Haemonetics Corporation Worldwide Executive Bonus Plan, as hereafter amended from time to time.
2.21    "Plan Year" means the Company's fiscal year.
2.22    "Pro-rated Award" means an amount equal to the Award otherwise payable to the Participant for a Performance Period in which the Participant was actively employed by the Company or an Affiliate for only a portion thereof, multiplied by a fraction, the numerator of which is the number of days the Participant was actively employed by the Company or an Affiliate during the Performance Period and the denominator of which is the number of days in the Performance Period.
2.23    "Target Award" means the target award payable under the Plan to a Participant for a particular Performance Period, expressed as a percentage of the Participant's Base Salary. In special circumstances, the target award may be expressed as a fixed amount of cash.
3.    Administration.
3.1    Administration by the Committee. The Plan shall be administered by the Committee which shall consist of not less than two (2) members of the Board. Each member of the Committee shall qualify as an "outside director" under Section 162(m) of the Code. Members of the Committee shall be appointed by the Board.
    3.2    Authority of the Committee. Subject to the provisions of the Plan and applicable law, the Committee shall have the power, in addition to other express powers and authorizations conferred on the Committee by the Plan, to: (i) designate Participants; (ii) determine the terms and conditions of any Award; (iii) determine whether, to what extent, and under what circumstances Awards may be forfeited or suspended; (iv) interpret, administer, reconcile any inconsistency or ambiguity, correct any defect and/or supply any omission in the Plan or any instrument or agreement relating to, or Award granted under, the Plan; (v) establish, amend, suspend, or waive any rules for the administration, interpretation and application of the Plan; (vi) adopt such procedures and subplans as are necessary or appropriate to permit participation in the Plan by employees who are foreign nationals or employed outside of the United States; and (vii) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.
3.3    Decisions Binding. All determinations and decisions made by the Committee, the Board, and any delegate of the Committee pursuant to the provisions of the Plan shall be final, conclusive and binding on all persons, and shall be given the maximum deference permitted by law.
3.4    Delegation by the Committee. The Committee, in its sole discretion, may delegate all or part of its authority and powers under the Plan to one or more directors and/or officers of the Company; provided, however, that the Committee may not delegate its responsibility to (i) make Awards to executive officers; (ii) make Awards which are intended to constitute qualified performance-based compensation under Section 162(m) of the Code; or (iii) certify the satisfaction of the Performance Goals pursuant to Section 6.1 in accordance with Section 162(m) of the Code.

Haemonetics 2016 Proxy Statement

3.5    Agents; Limitation of Liability. The Committee may appoint agents to assist in administering the Plan. The Committee and each member thereof shall be entitled to, in good faith, rely or act upon any report or other information furnished to it or him by any officer or employee of the Company, the Company's certified public accountants, consultants or any other agent assisting in the administration of the Plan. Members of the Committee and any officer or employee of the Company acting at the direction or on behalf of the Committee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action or determination.
4.    Eligibility and Participation.
4.1    Eligibility. Only the CEO and such other executives of the Company who are designated by the Committee as eligible to participate in the Plan.
4.2    Participation. The Committee, in its discretion, shall select, no later than the Determination Date, the persons who shall be Participants for the Performance Period. Only eligible individuals who are designated by the Committee to participate in the Plan with respect to a particular Performance Period may participate in the Plan for that Performance Period. An individual who is designated as a Participant for a given Performance Period is not guaranteed or assured of being selected for participation in any subsequent Performance Period.
4.3    New Hires; Newly Eligible Participants. A newly hired or newly eligible employee who becomes a Participant after the Committee has established the terms of an Incentive Pool shall not be eligible to receive an Incentive Pool Award until the next Performance Period. A newly hired or newly eligible employee may instead be granted a Pro-rated Award in the form of a Target Award. The amount of any Award paid to such Participant shall not exceed that proportionate amount of the Maximum Target Award set forth in Section 2.14.
4.4    Leaves of Absence. If a Participant commences an approved leave of absence (other than a long-term disability leave) for a portion of a Performance Period, the Participant will be eligible to receive a Pro-rated Award reflecting participation for the period during which he or she was actively employed and not any period when he or she was on leave. A Participant will be treated as actively employed by the Company during the first thirty days of an approved leave of absence.
4.5    Long-Term Disability. If an employee of the Company or an Affiliate is approved for long-term disability leave prior to the beginning of the Performance Period, the employee shall not be eligible to participate in the Plan until the employee returns to active employment on a part-time or full-time basis. If the employee is able to return for a portion of the Performance Period, the employee will receive a Pro-rated Award in the form of a Target Award. If an employee is approved for long-term disability leave after the start of the Performance Period, then the employee will be eligible for a Pro-rated Award.
4.6    Mid-Year Changes. If a Participant’s Base Salary, position, title or status as a part-time or full-time employee of the Company or an Affiliate changes during the Performance Period, the Participant’s Award shall be pro-rated to reflect the change. The effective date of the change shall be determined in accordance with Section 4.7.
4.7    Change in Eligibility Status. Subject to the foregoing requirements of this Section 4, changes in eligibility status and mid-year changes in employment status shall be administered as follows:

Haemonetics 2016 Proxy Statement

Type of Change	Change On or Before the 15th of the Month	Change After the 15th of the Month
New Employee of Company or Affiliate	Participant eligible on first day of employment	Participant eligible on first day of month following first day of employment
Transfer or Status Change Affecting Award or Base Salary	Change effective on status change date	Change effective on first day of month following status change date
Leave of Absence or Long-Term Disability Start	No eligibility in that month	Eligible for portion of month in active employment
Leave of Absence or Long Term Disability Return	Eligible for portion of month in active employment	No eligibility in that month; eligibility 1st of next month

5.    Terms of Awards.
5.1    Determination of Target Awards or Incentive Pool Awards. Prior to, or reasonably promptly following the commencement of each Performance Period, but no later than the Determination Date, the Committee, in its sole discretion, shall determine whether Awards for the Performance Period will be in the form of either Target Awards or Incentive Pool Awards and shall establish the Target Award or Incentive Pool Award for each Participant. The payment of Target Awards and Incentive Pool Awards shall be conditioned on the achievement of the Performance Goals for the Performance Period. In no event may any Incentive Pool Award exceed 100% of the total Incentive Pool for the Performance Period nor may the sum of the Incentive Pool Awards for all Participants exceed 100% of the total Incentive Pool for the Performance Period.
    5.2    Determination of Performance Goals and Performance Formula. Prior to, or reasonably promptly following the commencement of, each Performance Period, but no later than the Determination Date, the Committee, in its sole discretion, shall establish in writing the Performance Goals for the Performance Period and shall prescribe a formula for determining (i) the aggregate amount of the Incentive Pool or (ii) the percentage of the Target Award for each individual participant, which may be payable based upon the level of attainment of the Performance Goals for the Performance Period. The Performance Goals shall be based on one or more Performance Criteria, each of which may carry a different weight, and which may differ from Participant to Participant.
    5.3    Adjustments. The Committee is authorized, in its sole discretion, to provide in an Award whether or not it shall adjust or modify the calculation of a Performance Goal for a Performance Period in connection with any one or more of the following events:
    (a)    asset write-downs;
(b)    significant litigation or claim judgments or settlements;
(c)    the effect of changes in tax laws, accounting standards or principles, or other laws or regulatory rules affecting reporting results;
(d)    any reorganization and restructuring programs;
(e)    unusual or infrequent items as described in management's discussion and analysis of financial condition and results of operations appearing in the Company's annual report to shareholders for the applicable year or period;
(f)    acquisitions or divestitures;
(g)    any other specific unusual or nonrecurring events or objectively determinable category thereof;
(h)    foreign exchange gains and losses; and
(i)    a change in the Company's fiscal year.

Haemonetics 2016 Proxy Statement

Unless the Board expressly provides otherwise, no adjustment shall be made if the effect would be to cause an Award to fail to qualify as performance-based compensation under Section 162(m) of the Code.
6.    Payment of Awards.
    6.1    Determination of Awards; Certification.
(a)    Following the completion of each Performance Period, the Committee shall determine the extent to which the Performance Goals have been achieved or exceeded. If the minimum Performance Goals established by the Committee are not achieved, then no payment will be made.
(b)    To the extent that the Performance Goals are achieved, the Committee shall certify in writing, in accordance with the requirements of Section 162(m) of the Code, the extent to which the Performance Goals applicable to the Incentive Pool, if any, and to each Participant have been achieved and shall then determine, in accordance with the prescribed formula, the amount of each Participant's Award.
    (c)    In determining the amount of the Incentive Pool and each Award, the Committee may reduce or eliminate the amount of the Incentive Pool and/or an Award by applying Negative Discretion if, in its sole discretion, such reduction or elimination is appropriate. The exercise of Negative Discretion with respect to an Award shall not result in an increase in the amount of any Award of any other Participant.
    (d)    In no event shall the amount paid pursuant to a Target Award or any Incentive Pool Award for any Plan Year exceed the Maximum Target Award.
(e)    In no event shall any payment be made under this Plan if the Plan has not been approved by the Company’s shareholders.
6.2    Form and Timing of Payment. Except as otherwise provided herein, as soon as practicable following the Committee's certification pursuant to Section 6.1 for the applicable Performance Period, and in no event later than March 15 of the calendar year following the end of the Plan Year, each Participant shall receive a cash lump sum payment of his or her Award, less required withholding.
6.3    Employment Requirement. Except as otherwise provided in Section 7, no Award shall be paid to any Participant who is not actively employed by the Company or an Affiliate, or on an approved leave of absence or long-term disability leave, on the last day of the Performance Period.
6.4    Deferral of Awards. The Committee, in its sole discretion, may permit a Participant to defer the payment of an Award that would otherwise be paid under the Plan. Any deferral election shall be subject to Section 409A of the Code and such rules and procedures as shall be determined by the Committee in its sole discretion.
7.    Termination of Employment.
7.1    Employment Requirement. Except as otherwise provided in Section 7.2, if a Participant's employment terminates for any reason prior to the last day of the Performance Period, all of the Participant's rights to an Award for the Performance Period shall be forfeited. However, the Committee, in its sole discretion, may pay a Pro-rated Award, subject to the Committee's certification that the Performance Goals for the Performance Period have been met. Such Pro-rated Award will be paid at the same time and in the same manner as Awards are paid to other Participants. Notwithstanding the foregoing, if a Participant's employment is terminated for Cause, the Participant shall in all cases forfeit any Award not already paid.
7.2    Termination of Employment Due to Death or Disability. If a Participant's employment is terminated by reason of his or her death or Disability during a Performance Period the Participant or his or her beneficiary will be paid a Pro-rated Award. In the case of a Participant's Disability, the employment termination shall be deemed to have occurred on the date that the Committee determines that the Participant is Disabled. Payment of such Pro-rated Award will be made at the same time and in the same manner as Awards are paid to other Participants.
8.    General Provisions.
8.1    Compliance with Legal Requirements. The Plan and the granting of Awards shall be subject to all applicable federal and state laws, rules and regulations, and to such approvals by any regulatory or governmental agency as may be required.

Haemonetics 2016 Proxy Statement

8.2    Non-transferability. A person's rights and interests under the Plan, including any Award previously made to such person or any amounts payable under the Plan may not be assigned, pledged, or transferred, except in the event of the Participant's death, to a designated beneficiary in accordance with the Plan, or in the absence of such designation, by will or the laws of descent or distribution.
8.3    No Right to Employment. Nothing in the Plan or in any notice of Award shall confer upon any person the right to continue in the employment of the Company or any Affiliate or affect the right of the Company or any Affiliate to terminate the employment of any Participant.
8.4    No Right to Award. Unless otherwise expressly set forth in an employment agreement signed by the Company and a Participant, a Participant shall not have any right to any Award under the Plan until such Award has been paid to such Participant and participation in the Plan in one Performance Period Year does not connote any right to become a Participant in the Plan in any future Performance Period.
8.5    Withholding. The Company shall have the right to withhold from any Award, any federal, state or local income and/or payroll taxes required by law to be withheld and to take such other action as the Committee may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to an Award.
8.6    Amendment or Termination of the Plan. The Board or the Committee may, at any time, amend, suspend or terminate the Plan in whole or in part; provided, however, that, no amendment that requires shareholder approval for the Plan to continue to comply with Section 162(m) of the Code shall be effective unless approved by the requisite vote of the shareholders of the Company. Notwithstanding the foregoing, no amendment shall materially and adversely affect the rights of any Participant to Awards allocated prior to such amendment, suspension or termination.
8.7    Unfunded Status. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind or a fiduciary relationship between the Company and any Participant, beneficiary or legal representative or any other person. To the extent that a person acquires a right to receive payments under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in the Plan. The Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974, as amended (ERISA).
8.8    Governing Law. The Plan shall be construed, administered and enforced in accordance with the laws of the Commonwealth of Massachusetts without regard to conflicts of law.
8.9    Beneficiaries. To the extent that the Committee permits beneficiary designations, any payment of Awards due under the Plan to a deceased Participant shall be paid to the beneficiary duly designated by the Participant in accordance with the Company's practices. If no such beneficiary has been designated or survives the Participant, payment shall be made by will or the laws of descent or distribution.
8.10    Section 162(m) of the Code; Bifurcation of the Plan. It is the intent of the Company that the Plan and the Awards made under the Plan to Participants who are or may become persons whose compensation is subject to Section 162(m) of the Code satisfy any applicable requirements to be treated as qualified performance-based compensation under Section 162(m) of the Code. The provisions of the Plan may at any time be bifurcated by the Board or the Committee so that certain provisions of the Plan or any Award intended to satisfy the applicable requirements of Section 162(m) of the Code are only applicable to persons whose compensation is subject to Section 162(m) of the Code.
8.11    Section 409A of the Code. It is intended that payments under the Plan qualify as short-term deferrals exempt from the requirements of Section 409A of the Code. In the event that any Award does not qualify for treatment as an exempt short-term deferral, it is intended that such amount will be paid in a manner that satisfies the requirements of Section 409A of the Code. The Plan shall be interpreted and construed accordingly.
8.12    Expenses. All costs and expenses in connection with the administration of the Plan shall be paid by the Company.

Haemonetics 2016 Proxy Statement

8.13    Section Headings. The headings of the Plan have been inserted for convenience of reference only and in the event of any conflict, the text of the Plan, rather than such headings, shall control.
8.14    Severability. In the event that any provision of the Plan shall be considered illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining provisions of the Plan, but shall be fully severable, and the Plan shall be construed and enforced as if such illegal or invalid provision had never been contained therein.
8.15    Gender and Number. Except where otherwise indicated by the context, wherever used, the masculine pronoun includes the feminine pronoun; the plural shall include the singular, and the singular shall include the plural.
8.16    Non-exclusive. Nothing in the Plan shall limit the authority of the Company, the Board or the Committee to adopt such other compensation arrangements, as it may deem desirable for any Participant.
8.17    Notice. Any notice to be given to the Company or the Committee pursuant to the provisions of the Plan shall be in writing and directed to the Secretary of the Company at 400 Wood Road, Braintree, MA 02169.
8.18    Successors. All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding upon any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the assets of the Company.
8.19    Clawback. All Awards are subject to the Company's Clawback Policy as in effect from time to time and, in accordance with such policy, may be subject to the requirement that the Awards be repaid to the Company after they have been distributed to the Participant. The action permitted to be taken by the Board under this Section 8.19 is in addition to, and not in lieu of, any and all other rights of the Board and/or the Company under applicable law and shall apply notwithstanding anything to the contrary in the Plan or an Award.

Haemonetics 2016 Proxy Statement

HAEMONETICS®

C 1234567890

IMPORTANT ANNUAL MEETING INFORMATION 000004

ENDORSEMENT_LINE______________ SACKPACK_____________

MR A SAMPLE
DESIGNATION (IF ANY)
ADD 1
ADD 2
ADD 3
ADD 4
ADD 5
ADD 6

Vote by Internet

- Go to **www.investorvote.com/HAE**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Shareholder Meeting Notice

1234 5678 9012 345

Important Notice Regarding the Availability of Proxy Materials for the Haemonetics Corporation Shareholder Meeting to be Held on July 21, 2016

Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual shareholders' meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important!

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy statement and annual report to shareholders are available at:

www.investorvote.com/HAE

Easy Online Access — A Convenient Way to View Proxy Materials and Vote

When you go online to view materials, you can also vote your shares.

Step 1: Go to **www.investorvote.com/HAE**.

Step 2: Click on the icon on the right to view current meeting materials.

Step 3: Return to the investorvote.com window and follow the instructions on the screen to log in.

Step 4: Make your selection as instructed on each screen to select delivery preferences and vote.

When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.

Obtaining a Copy of the Proxy Materials – If you want to receive a copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side on or before 10 days before the meeting to facilitate timely delivery.

C O Y

02D50D

Haemonetics 2016 Proxy Statement

HAEMONETICS®

IMPORTANT ANNUAL MEETING INFORMATION

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. [X]

Annual Meeting Proxy Card

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2, 3, 4 and 5.

1. To elect three (3) directors, each of whom will serve for a term of three years and until their successors are elected and qualified:

Nominee	For	Withhold
01 - Susan Bartlett Foote	☐	☐
02 - Pedro P. Granadillo	☐	☐
03 - Mark W. Kroll, PhD	☐	☐

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as your name(s) appear(s) on the Proxy. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

1 U P X 2 7 9 0 4 4 2

02D4LD

Haemonetics 2016 Proxy Statement